UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant

Filed by a Party other than the Registrant

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The New York Times

Company

Notice of 2011

Annual Meeting and

Proxy Statement

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

Invitation to 2011 Annual Meeting of Stockholders

DATE: Wednesday, April 27, 2011

TIME: 10:00 a.m.

PLACE: TheTimesCenter

242 West 41st Street, New York, NY 10018

March 18, 2011

Dear Fellow Stockholder:

Please join me at our Annual Meeting on Wednesday, April 27, 2011, where you will be asked to vote on the election of the Board of Directors and the ratification of the selection of auditors. We are pleased to announce that all of our directors have agreed to stand for re-election at this year’s Annual Meeting.

In addition, our Class B stockholders will be asked to vote on advisory resolutions on executive compensation.

The Company is once again taking advantage of the Securities and Exchange Commission rule that allows us to provide proxy materials over the Internet. On or about March 18, 2011, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that the Proxy Statement, 2010 Annual Report and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access proxy materials on the Internet or may request paper copies of the proxy materials.

In addition to the formal items of business at the Annual Meeting, my colleagues and I will review the major Company developments over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of the Company. Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or the designated toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you will receive in response to your request. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

I hope to see you on April 27th .

ARTHUR SULZBERGER, JR.

Chairman of the Board

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

Notice of Annual Meeting of Stockholders

To be held Wednesday, April 27, 2011

To the Holders of Class A and Class B

Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 10:00 a.m., local time, on Wednesday, April 27, 2011, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, for the following purposes:

1.	To elect a Board of 13 members;

2.	To hold an advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency of future advisory votes on executive compensation;

4.	To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 25, 2011; and

5.	To transact such other business as may properly come before the meeting.

Holders of the Class A and Class B common stock as of the close of business on February 28, 2011, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 directors. Class B stockholders are entitled to vote for the election of nine of the 13 directors, and on the advisory resolutions on executive compensation and the frequency of future advisory votes on executive compensation. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to ratify the selection of Ernst & Young LLP as auditors for the 2011 fiscal year. Class B stockholders are entitled to vote on any other matters presented at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

New York, NY

March 18, 2011

By Order of the Board of Directors

DIANE BRAYTON

Secretary and Assistant General Counsel

The New York Times Company

Proxy Statement

Annual Meeting of Stockholders to be Held on April 27, 2011

Voting on Matters Before the Annual Meeting

Q:	What am I voting on?

A:	There are four items on which stockholders are asked to vote at the 2011 Annual Meeting:

♦	Proposal 1: Election of the Board of Directors.

♦	Proposal 2: Advisory resolution on executive compensation (the “say-on-pay” vote).

♦	Proposal 3: Advisory resolution on the frequency of future advisory say-on-pay votes on executive compensation.

♦	Proposal 4: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 25, 2011.

Q:	Who is entitled to vote?

A:	The New York Times Company has two classes of outstanding voting securities: Class A stock and Class B stock. Stockholders of record of Class A or Class B stock as of the close of business on February 28, 2011, may vote at the 2011 Annual Meeting. As of February 28, 2011, there were 146,346,552 shares of Class A stock and 819,125 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

♦	Proposal 1: Class A stockholders vote for the election of four of the 13 directors. Class B stockholders vote for the election of nine of the 13 directors.

♦	Proposals 2 and 3: Class B stockholders vote on these proposals.

♦	Proposal 4: Class A and B stockholders, voting together as a single class, vote on this proposal.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:	We have elected to furnish to our stockholders this Proxy Statement and our 2010 Annual Report primarily by providing access to these documents on the Internet rather than mailing printed copies. On or about March 18, 2011, a Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to our stockholders (other than those who previously requested printed copies or electronic delivery of our proxy materials). The Notice directs you to a Web site where you can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Q:	How do I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet. In addition, this Proxy Statement is available at http://www.nytco.com/investors/financials/proxy_statements.html, and the 2010 Annual Report is available at http://www.nytco.com/investors/financials/annual_reports.html.

You may request to receive all future stockholder communications (i.e., the annual report, proxy statement and other correspondence) electronically by email, instead of in print, and we encourage you to do so. You may choose this method of delivery in the “Investors” section of our Web site at http://www.nytco.com/investors/shareholderservices. If you choose to receive future stockholder communications electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Q:	What is the difference between holding shares as a “registered holder” and as a “beneficial owner” of shares held in street name?

A:	♦	Registered Holder. If your shares are registered directly in your name on the books of the Company maintained with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the “registered holder” of those shares and the proxy materials are being sent directly to you by the Company.

♦

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy materials are being forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account.

Q:	How do I cast my vote?

A:	You can vote your shares either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by using the Internet or the designated toll-free telephone number, or if you received a printed copy of the proxy materials, by mail. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 26, 2011 (11:59 p.m. Eastern Time on April 24, 2011, for participants in The New York Times Companies Supplemental Retirement and Investment Plan, the Mechanical Unions Savings Trust 401(k) Plan and the BNG/Boston Globe Savings 401(k) Plan (each, a “401(k) Plan”)). Each of these procedures is more fully explained below.

♦	Vote by Internet

You can vote your shares by Internet on the voting Web site, http://www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. Follow the instructions and have your Notice, proxy card or voting instruction form in hand, as you will need to reference your assigned Control Number(s).

♦	Vote by Telephone

You can also vote your shares by telephone by calling the toll-free telephone number provided on the voting Web site, http://www.proxyvote.com, and on the proxy card. Telephone voting is available 24 hours a day, seven days a week.

♦	Vote by Mail

If you received a printed copy of the proxy materials, you can vote by completing the enclosed proxy card or voting instruction form and returning it in the return envelope provided. If you received a Notice, you can request a printed copy of the proxy materials by following the instructions contained in the Notice. If you voted by Internet or telephone, you do not need to return your proxy card or voting instruction form.

♦	Voting in Person at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If you are a street name holder, while you are invited to attend the Annual Meeting, you may only vote your shares in person at the Annual Meeting if you bring with you a legal proxy from the registered holder and submit it with a written ballot. A legal proxy may be obtained from your broker, bank or other nominee.

If you are a registered holder and submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

If you are a beneficial owner of shares, voting your shares is critical due to a New York Stock Exchange (“NYSE”) rule that prohibits your broker from voting your shares on Proposals 1, 2 and 3 without your instructions. See “What is a broker non-vote?”

If you have any questions about this NYSE rule or the proxy voting process in general, the U.S. Securities and Exchange Commission (the “SEC”) also has a Web site (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

Q:	How do I vote my shares in a 401(k) Plan?

A:

If you are a participant in our 401(k) Plans, you may instruct the trustee for your 401(k) Plan on how to vote the shares attributed to your account by mail, by telephone, or on the Internet. Voting instructions must be received no later than 11:59 p.m. Eastern Time on April 24, 2011, so that the plan trustees (who vote the shares on behalf of participants of the

401(k) Plans) have adequate time to tabulate the voting instructions. The plan trustee will vote those shares as you instruct. If you do not provide timely instructions to the plan trustee on how to vote your shares, the plan trustee will vote your shares in the same proportion as the shares and fractional shares for which the plan trustee has received timely instructions from others who do vote.

Q:	How does the Board of Directors recommend voting?

A:	The Board of Directors recommends voting:

♦	FOR each nominee to the Board of Directors;

♦	FOR the approval, on an advisory basis, of the executive compensation of our named executive officers; and

♦	FOR the approval, on an advisory basis, of an ANNUAL advisory say-on-pay vote on executive compensation; and

The Audit Committee of the Board recommends voting:

♦	FOR ratification of Ernst & Young LLP as auditors for the fiscal year ending December 25, 2011.

Q:	How will my stock be voted on other business brought up at the Annual Meeting?

A:	By submitting your proxy, you authorize the persons named as proxies to use their discretion in voting on any other matter brought before the Annual Meeting. The New York Times Company does not know of any other business to be considered at the Annual Meeting.

Q:	Can I change my vote or revoke my proxy?

A:	Yes. If you are a registered holder, you can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-dated proxy on the Internet, by telephone or mail or by voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The holders of record of a majority of the Company’s shares of stock issued and outstanding on the record date and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. However, as described elsewhere in this Proxy Statement, the Certificate of Incorporation of the Company provides that Class A stockholders, voting separately, are entitled to elect 30% of the Board of Directors (or the nearest larger whole number) and the Class B stockholders, voting separately, are entitled to elect the balance of the Board of Directors. Accordingly, with respect to the election of directors, the holders of a majority of the shares of each of the Class A and Class B stock, respectively, constitutes a quorum for the election of the Board of Directors. In addition, as described elsewhere in this Proxy Statement, the advisory say-on-pay vote on executive compensation and the advisory vote on the frequency of future say-on-pay votes are items on which only the Class B stockholders are entitled to vote. Accordingly, the holders of a majority of the shares of the Class B stock constitute a quorum for these proposals. Broker non-votes and abstentions (as described below) are counted as present for establishing a quorum.

Q:	What is the voting requirement to elect the directors and to approve each of the other proposals?

A:	The voting requirements are as follows:

♦	Proposal 1: Directors are elected by a plurality of the votes cast.

♦

Proposals 2 and 3: The advisory say-on-pay resolution on executive compensation and the advisory resolution on the frequency of future say-on-pay votes require the affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal.

However, given the multiple voting choices available to Class B stockholders under Proposal 3, it is possible that none of the alternatives of one, two or three years will receive a majority vote. Nevertheless, the Board of Directors considers this vote the equivalent of a poll of the Class B stockholders and will consider the number of votes each alternative receives when making future decisions as to the timing of say-on-pay votes.

♦

Proposal 4: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 25, 2011, requires the affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class.

Q:	What is a broker non-vote?

A:	If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority, namely: Proposal 1 (election of the Board of Directors), Proposal 2 (advisory resolution on executive compensation) or Proposal 3 (advisory resolution on the frequency of future advisory say-on-pay votes on executive compensation). This is called a “broker non-vote.” Your shares will be counted as present at the meeting for quorum purposes but not present and entitled to vote for purposes of these specific proposals. Therefore, it is very important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares.

If you do not provide your broker, bank or other nominee with voting instructions with respect to Proposal 4 (ratification of the selection of Ernst & Young as auditors for the fiscal year ending December 25, 2011), your broker, bank or other nominee may vote your shares on this proposal, which is considered a “routine” management proposal on which your broker, bank or other nominee has discretion to vote.

Q:	How will broker non-votes, withheld votes or abstentions affect the voting results?

A:	Withheld votes and broker non-votes will have no effect on the election of directors; broker non-votes will have no effect on advisory Proposal 2; abstentions will have the same effect as votes against advisory Proposal 2 and Proposal 4. With respect to Proposal 3, because there are three alternatives other than an abstention (a future advisory say-on-pay vote on executive compensation every one, two or three years), abstentions will increase the possibility that no alternative will receive the votes of a majority of the shares of the Class B stock present at the meeting and entitled to vote on such proposal; broker non-votes will have no such effect. The Board of Directors considers this vote the equivalent of a poll of the Class B stockholders and regardless of whether any alternative receives a majority will consider the number of votes each receives when making future decisions as to the timing of advisory say-on-pay votes on executive compensation.

Q:	Who pays for the solicitation of proxies and how are they solicited?

A:	Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing our proxy materials, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers and other persons representing beneficial owners of shares held in street name certain fees associated with:

♦	Forwarding the Notice to beneficial owners of our common stock;

♦	Forwarding our printed proxy materials by mail to beneficial owners who specifically request them; and

♦	Obtaining beneficial owners’ voting instructions.

We will also reimburse those firms for their reasonable expenses in accordance with applicable rules. If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. We have engaged Georgeson Inc. to assist in soliciting proxies, and we expect to pay this firm a fee of $10,000, plus out-of-pocket expenses.

Q:	Who will serve as inspector of elections?

A:	Broadridge Financial Solutions, Inc. has been engaged as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2011.

This Proxy Statement is available at http://www.nytco.com/investors/financials/proxy_statements.html, and the 2010 Annual Report is available at http://www.nytco.com/investors/financials/annual_reports.html. Information on how to obtain directions to attend the Annual Meeting is available at http://thetimescenter.com.

Glossary of Certain Terms

To improve the readability of this Proxy Statement, we use certain shortened “defined terms” to refer to various terms that are used frequently throughout the Proxy Statement. These defined terms are generally provided the first time the longer term appears in the text and, for your convenience, are also set forth below.

“1991 Incentive Plan” means the Company’s 1991 Executive Stock Incentive Plan;

“1997 Trust” means the trust created in 1997 by the four children of Iphigene Ochs Sulzberger (Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger (now deceased) and Arthur Ochs Sulzberger (the “grantors”)) for the benefit of each of the grantors and his or her family;

“2010 Incentive Plan” means The New York Times Company 2010 Incentive Compensation Plan;

“Banco Inbursa” means Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa;

“Board” or “Board of Directors” means The New York Times Company Board of Directors;

“Class A stock” means the Company’s Class A Common Stock, $.10 par value per share;

“Class B stock” means the Company’s Class B Common Stock, $.10 par value per share;

“Company” means The New York Times Company;

“the Company 401(k) Plan” means The New York Times Companies Supplemental Retirement and Investment Plan;

“DEC” means The New York Times Company Deferred Executive Compensation Plan;

“Directors Deferral Plan” means the Company’s Non-Employee Directors Deferral Plan;

“Directors’ Stock Option Plan” means the Company’s Non-Employee Directors’ Stock Option Plan;

“Directors’ Incentive Plan” means the Company’s 2004 Non-Employee Directors’ Stock Incentive Plan;

“Directors’ Plans” means the Directors’ Stock Option Plan and the Directors’ Incentive Plan;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“frequency vote” means the advisory vote on the frequency of future advisory say-on-pay votes on executive compensation under Proposal 3;

“GFI” means Grupo Financiero Inbursa, S.A.B. de C.V.;

“Inmobiliaria” means Inmobiliaria Carso, S.A. de C.V.;

“Notice” means the Notice of Internet Availability of Proxy Materials;

“NYSE” means the New York Stock Exchange;

“Pension Plan” means The New York Times Companies Pension Plan;

“Restoration Plan” means The New York Times Company Savings Restoration Plan;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 (officially known as the Public Company Accounting Reform and Investor Protection Act of 2002);

“SARs” means stock appreciation rights awarded under the 1991 Incentive Plan;

“say-on-pay vote” means the advisory vote on executive compensation under Proposal 2;

“SEC” means the U.S. Securities and Exchange Commission;

“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended;

“SERP” means The New York Times Companies Supplemental Executive Retirement Plan;

“SESP” means The New York Times Company Supplemental Executive Savings Plan; and

“Trustees” means the current trustees of the 1997 Trust: James M. Cohen, Lynn G. Dolnick, Susan W. Dryfoos, Gertrude A.L. Golden, Michael Golden, Carolyn D. Greenspon, Eric M.A. Lax and Arthur Sulzberger, Jr.

Where to Find More Information on The New York Times Company

Documents Filed with the Securities and Exchange Commission

♦

This Proxy Statement is accompanied by our 2010 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 26, 2010, that we have previously filed with the SEC and that includes audited financial statements.

♦

You can obtain any of the documents that we file with the SEC (including a copy of our Annual Report on Form 10-K for the fiscal year ended December 26, 2010) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

The New York Times Company

620 Eighth Avenue

New York, NY 10018

Phone: (212) 556-1234

Attention: Corporate Secretary

We will send you the requested documents without charge, excluding exhibits.

Additional Information

There are a number of other sources for additional information on The New York Times Company:

♦

SEC. We file reports, proxy statements and other information with the SEC, which can be accessed through the SEC’s Web site (http://www.sec.gov) or reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.

♦

NYSE. As the Class A stock of The New York Times Company is listed on the NYSE, reports and other information on the Company can be reviewed at the office of the NYSE at 20 Broad Street, New York, NY 10005.

♦

The New York Times Company Web site. Our Web site at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our Web site at http://www.nytco.com/corporate_governance/index.html:

—Corporate Governance Principles

—Board Committee Charters:

♦	Audit Committee

♦	Compensation Committee

♦	Nominating & Governance Committee

♦	Finance Committee

—Code of Ethics for the Chairman, Chief Executive Officer, Vice Chairman and Senior Financial Officers

—Code of Ethics for Directors

—Business Ethics Policy

—Policy on Transactions with Related Persons

Please note that information contained on our Web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

This Proxy Statement is dated March 18, 2011. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

General Information

The 1997 Trust

Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.

In February 1990, on the death of Adolph S. Ochs’s daughter, Iphigene Ochs Sulzberger (“Mrs. Sulzberger”), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger’s four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger (now deceased) and Arthur Ochs Sulzberger (the “grantors”).

In 1997, the grantors executed an indenture (the “Trust Indenture”) creating a trust (the “1997 Trust”) for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare (“the primary objective of the 1997 Trust”).

The current trustees of the 1997 Trust are James M. Cohen, Lynn G. Dolnick, Susan W. Dryfoos, Gertrude A.L. Golden, Michael Golden, Carolyn D. Greenspon, Eric M.A. Lax and Arthur Sulzberger, Jr. (the “Trustees”).

The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the “Shareholders Agreement”) among the grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs, provided that the recipients become parties to the Shareholders Agreement.

In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company’s jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor trustees who may also serve on the Company’s Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, four of the trustees will be appointed by all eight trustees; the remaining four trustees will be elected by the beneficiaries of the 1997 Trust.

Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.

On February 28, 2011, the Trustees also controlled, through a limited liability company, an additional 4,300,197 shares of Class A stock that are held in various family limited partnerships.

We have been informed by representatives of the Ochs-Sulzberger family that on February 28, 2011, the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 18% of the Company’s total equity (i.e., Class A and Class B stock of the Company).

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 28, 2011, more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A		Class B
1997 Trust[1,2] 620 Eighth Avenue New York, NY 10018	6,439,007	(4.4%)	738,810	(90.2%)
James M. Cohen[1,2,3] 620 Eighth Avenue New York, NY 10018	6,638,846	(4.5%)	740,430	(90.4%)
Lynn G. Dolnick[1,2,4] 620 Eighth Avenue New York, NY 10018	6,551,105	(4.5%)	739,928	(90.3%)
Susan W. Dryfoos[1,2,5] 620 Eighth Avenue New York, NY 10018	6,817,577	(4.6%)	739,770	(90.3%)
Gertrude A.L. Golden [1,2,6] 620 Eighth Avenue New York, NY 10018	6,518,884	(4.4%)	739,928	(90.3%)
Michael Golden[1,2,7] 620 Eighth Avenue New York, NY 10018	6,894,805	(4.7%)	739,930	(90.3%)
Carolyn D. Greenspon[1,2,8] 620 Eighth Avenue New York, NY 10018	6,483,497	(4.4%)	739,170	(90.2%)
Eric M.A. Lax[1,2,9] 620 Eighth Avenue New York, NY 10018	6,513,996	(4.4%)	738,810	(90.2%)
Arthur Sulzberger, Jr.[1,2,10] 620 Eighth Avenue New York, NY 10018	7,182,761	(4.9%)	739,770	(90.3%)
Carlos Slim Helú[11] Paseo de las Palmas 736 Colonia Lomas de Chapultepec 11000 México, D.F., México	25,950,000	(16.0%)
Optimum Investment Advisors[12] 100 S. Wacker Dr., Ste. 2100 Chicago, IL 60606	10,871,540	(7.4%)
T. Rowe Price Associates, Inc.[13] 100 E. Pratt Street Baltimore, MD 21202	10,572,400	(7.2%)

1.	Includes (a) 1,400,000 shares of Class A stock and 738,810 shares of Class A stock issuable upon the conversion of 738,810 shares of Class B stock directly owned by the 1997 Trust and (b) 4,300,197 shares of Class A stock indirectly owned by the 1997 Trust through its control of a limited liability company.

Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial

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duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a “group” within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 8,528,422 shares of Class A stock, representing approximately 5.8% of the outstanding shares of Class A stock. This amount includes those shares directly or indirectly held by the 1997 Trust, as well as (i) 1,066,659 shares of Class A stock directly or indirectly held by individual Trustees, including attributed amounts based on holdings in the Company Stock Fund of The New York Times Companies Supplemental Retirement and Investment Plan (the “Company 401(k) Plan”); (ii) 7,256 shares of Class A stock issuable upon the conversion of 7,256 shares of Class B stock held by individual Trustees, and (iii) 923,054 shares of Class A stock that could be acquired within 60 days upon the exercise of options and 92,446 restricted stock units, pursuant to which shares of Class A stock are granted upon vesting, in each case, granted under the Company’s 1991 Executive Stock Incentive Plan (the “1991 Incentive Plan”), its 2010 Incentive Compensation Plan (the “2010 Incentive Plan”), its Non-Employee Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”) or its 2004 Non-Employee Directors’ Stock Incentive Plan (the “Directors’ Incentive Plan,” and together with the Directors’ Stock Option Plan, the “Directors’ Plans”). In addition, the Company has been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 18% of the Company’s total equity (i.e., Class A and Class B stock of the Company).

2.	Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Cohen include (a) 154,321 shares of Class A stock and 1,620 shares of Class B stock held solely, (b) 37,657 shares of Class A stock held by a charitable trust of which Mr. Cohen is a co-trustee and (c) 6,241 shares of Class A stock held by trusts created by Mr. Cohen for the benefit of his sons and stepson, of which Mr. Cohen is the sole trustee. The holdings of Class A stock reported for Mr. Cohen exclude 1,035 shares of Class A stock held by his wife. Mr. Cohen disclaims beneficial ownership of these shares as well as all shares held by the trusts described in (b) and (c) above.

4.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dolnick include (a) 55,554 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband, (b) 24,000 shares of Class A stock that could be acquired within 60 days upon the exercise of options granted under the Directors’ Plans, (c) 30,861 shares of Class A stock held by two trusts of which Ms. Dolnick is the sole trustee and (d) 565 shares of Class A stock held by a trust of which Ms. Dolnick is a co-trustee. Ms. Dolnick disclaims beneficial ownership of the shares held by the trusts described in (c) and (d) above. In addition, 16,549 Class A stock units have been credited to Ms. Dolnick’s account under the Company’s Non-Employee Directors Deferral Plan (the “Directors Deferral Plan”).

5.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dryfoos include (a) 364,523 shares of Class A stock and 960 shares of Class B stock held solely, (b) 1,587 shares of Class A stock held by a trust created for the benefit of her son of which Ms. Dryfoos is co-trustee and (c) 11,500 shares of Class A stock held by a charitable trust of which Ms. Dryfoos and her siblings are trustees. Ms. Dryfoos disclaims beneficial ownership of the shares held by the trusts described in (b) and (c) above.

6.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Golden include (a) 47,047 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband and (b) 31,712 shares of Class A stock held by four trusts created for the benefit of her children, of which Ms. Golden is the sole trustee. Ms. Golden disclaims beneficial ownership of all shares held by the trusts described in (b) above.

7.

In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Golden include (a) 31,455 shares of Class A stock and 1,120 shares of Class B stock held solely and 74,428 shares of Class A stock held jointly with his wife, (b) 328,337 shares that could be acquired within 60 days upon the exercise of options granted under the 1991 Incentive Plan, (c) 19,033 restricted stock units under the 2010 Incentive Plan, pursuant to which shares of

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Class A stock are granted upon vesting, and (d) 1,425 shares of Class A stock equivalents attributed to Mr. Golden based on his holdings in the Company Stock Fund of the Company 401(k) Plan. The holdings of Class A stock reported for Mr. Golden exclude (i) 700 shares of Class A stock owned by his wife and (ii) 60,000 stock options under the 1991 Incentive Plan that were transferred to a family limited partnership of which his wife is a general partner. Mr. Golden disclaims beneficial ownership of all of the shares described in (i) and (ii) above. In addition, Mr. Golden’s holdings include 16,305 cash-settled restricted stock units awarded under the 1991 Incentive Plan.

8.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Greenspon include (a) 5,510 shares of Class A stock and 360 shares of Class B stock held solely, (b) 4,000 shares of Class A stock that could be acquired within 60 days upon the exercise of options granted under the Directors’ Plans and (c) 34,620 shares of Class A stock held by two trusts of which Ms. Greenspon is co-trustee. Ms. Greenspon disclaims beneficial ownership of all of the shares described in (c) above. In addition, 3,020 Class A stock units have been credited to Ms. Greenspon’s account under the Directors Deferral Plan.

9.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Lax include (a) 62,499 shares of Class A stock held jointly with his wife, (b) 5,000 shares of Class A stock held as custodian for his children and (c) 7,490 shares of Class A stock held by Mr. Lax as trustee of two trusts for his children. The holdings of Class A stock reported for Mr. Lax exclude (i) 24,696 shares of Class A stock and 960 shares of Class B stock owned by his wife and (ii) 30,353 shares of Class A stock held for the benefit of his children by his wife as custodian. Mr. Lax disclaims beneficial ownership of all shares described in (i) and (ii) above.

10.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Sulzberger, Jr. include (a) 101,241 shares of Class A stock and 960 shares of Class B stock held solely, (b) 566,717 shares that could be acquired within 60 days upon the exercise of options granted under the 1991 Incentive Plan, (c) 73,413 restricted stock units under the 2010 Incentive Plan, pursuant to which shares of Class A stock are granted upon vesting, and (d) 1,423 shares of Class A stock equivalents attributed to Mr. Sulzberger, Jr. based on his holdings in the Company Stock Fund of the Company 401(k) Plan. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude (i) 25,920 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr.’s former wife is a co-trustee and the beneficiaries of which are their children and (ii) 299,500 stock options under the 1991 Incentive Plan that were transferred to his former wife. In addition, Mr. Sulzberger, Jr.’s holdings include 63,650 cash-settled restricted stock units and 66,667 cash-settled stock appreciation rights (“SARs”), in each case, awarded under the 1991 Incentive Plan.

11.	According to information contained in a filing with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2009, Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) owns, directly or indirectly 10,050,000 shares of Class A stock. In addition, each of Inmobiliaria and Grupo Financiero Inbursa, S.A.B. de C.V. (“GFI”), as the parent company of Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Banco Inbursa”), owns, directly or indirectly, warrants to purchase 7,950,000 shares of Class A stock at a price of $6.3572 per share. The warrants, which are subject to certain anti-dilution adjustments, may be exercised at any time prior to January 15, 2015.

Accordingly, pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act, each of Inmobiliaria and GFI is deemed to beneficially own 7,950,000 shares of Class A stock issuable upon exercise of the warrants. Furthermore, according to the filing, Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”), are beneficiaries of a trust which in turn owns all of the outstanding voting securities of Inmobiliaria and a majority of the outstanding voting equity securities of GFI. As a result, the Slim Family may be deemed to beneficially own indirectly (a) the shares of Class A stock beneficially owned by Inmobiliaria and (b) the warrants and the shares of Class A stock that may be obtained and beneficially owned by Inmobiliaria and GFI upon exercise of the warrants. See “Interests of Related Persons in Certain Transactions of the Company—Transaction with Carlos Slim Helú and Affiliates” on page 26 for a description of the transaction entered into by the Company and Mr. Slim, members of his family and certain affiliated entities.

12.

According to information contained in a filing with the SEC pursuant to the Exchange Act, as of January 11, 2011, Optimum Investment Advisors beneficially owned 10,871,540 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

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13.	According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2010, T. Rowe Price Associates, Inc. (“T. Rowe Price”) beneficially owned 10,572,400 shares of Class A stock. According to the filing by T. Rowe Price, the reported shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The filing also states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 28, 2011, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act of each director named in this Proxy Statement, the chief executive officer, the chief financial officer and the three other most highly compensated executive officers of the Company during 2010 and all directors and executive officers of the Company as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See “General Information—The 1997 Trust.” The table also shows, under “Class A Stock Units and SARs,” in the case of non-employee directors, cash-settled phantom stock units credited under the Directors Deferral Plan and, in the case of executive officers, cash-settled restricted stock units and SARs awarded under the 1991 Incentive Plan.

	Class A Stock	Percent of Outstanding Class A Stock	Class A Stock Units and SARs	Class B Stock	Percent of Outstanding Class B Stock
Raul E. Cesan[1]	65,000	*	60,256	0
Director
Robert E Denham[1]	27,000	*	12,184	0
Director
Lynn G. Dolnick[2,3]	6,551,105	4.5%	16,549	739,928	90.3%
Director
James M. Follo[4,5]	261,605	*	14,253	0
Senior Vice President and Chief Financial Officer
Michael Golden[2,3,5]	6,894,805	4.7%	16,305	739,930	90.3%
Vice Chairman, President and Chief Operating Officer, Regional Media Group, and Director
Carolyn D. Greenspon[2,3]	6,483,497	4.4%	3,020	739,170	90.2%
Director
Scott Heekin-Canedy[4,5]	457,032	*	17,305	0
President and General Manager, The New York Times
James A. Kohlberg[1]	12,000	*	12,184	0
Director
Dawn G. Lepore[1]	12,000	*	12,184	0
Director
David E. Liddle[1]	42,600	*	16,549	0
Director
Ellen R. Marram[1]	44,000	*	29,401	0
Director
Thomas Middelhoff[1]	30,709	*	16,549	0
Director
Janet L. Robinson[4,5]	1,490,294	1.0%	317,817	0
President, Chief Executive Officer and Director
Arthur Sulzberger, Jr.[2,3,5]	7,182,761	4.9%	130,317	739,770	90.3%
Chairman of the Board, Publisher, The New York Times, and Director
Doreen A. Toben[1]	28,500	*	48,630	0
Director
All Directors and Executive Officers[2]	11,238,653	7.4%	791,391	742,368	90.6%
(20 individuals)

*	Indicates beneficial ownership of less than 1%.

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1.	The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options under the Directors’ Plans, as follows: Mr. Cesan: 40,000; Mr. Denham: 12,000; Mr. Kohlberg: 12,000; Ms. Lepore: 12,000; Dr. Liddle: 40,000; Ms. Marram: 40,000; Dr. Middelhoff: 28,000; and Ms. Toben: 28,000.

2.	Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by the directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

3.	See “Principal Holders of Common Stock” and “General Information—The 1997 Trust” for a discussion of this person’s holdings.

4.	The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options awarded under the 1991 Incentive Plan, as follows: Mr. Follo: 219,667 shares; Mr. Heekin-Canedy: 404,703 shares; and Ms. Robinson: 1,264,217 shares. Also, the amounts reported include restricted stock units, pursuant to which an executive would be awarded shares of Class A stock upon vesting, granted under the 1991 Incentive Plan or the 2010 Incentive Plan as follows: Mr. Follo: 24,533 shares; Mr. Heekin-Canedy: 25,533 shares; and Ms. Robinson: 98,413 shares. In addition, the amounts reported include shares of Class A stock equivalents attributed to an executive officer based on their respective holdings in the Company Stock Fund of the Company 401(k) Plan as follows: Mr. Follo: 1,221 shares; Mr. Heekin-Canedy: 1,380 shares; and Ms. Robinson: 1,425 shares.

5.	The amounts reported under “Class A Stock Units and SARs” include: (i) cash-settled restricted stock units awarded under the 1991 Incentive Plan as follows: Mr. Follo: 14,253 units; Mr. Heekin-Canedy: 17,305 units; and Ms. Robinson: 63,650 units; and (ii) cash-settled SARs, entitling holders upon exercise to receive cash equal to the excess of fair market value per share of Class A stock, multiplied by the number of SARs being exercised, awarded under the 1991 Incentive Plan to the extent such SARs could be exercised within 60 days as follows: Ms. Robinson: 254,167 SARs.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2010, except that Carolyn Greenspon did not timely file a Form 4 reporting the award of options and phantom stock units that she received after her election as a director to the Board at the 2010 Annual Meeting on April 27, 2010. She subsequently filed a Form 4 on May 4, 2010, to report these transactions.

Proposal Number 1—

Election of Directors

Thirteen directors will be elected to the Board of The New York Times Company at the 2011 Annual Meeting. Nominees proposed for election as directors are listed below. Directors will hold office until the next annual meeting and until their successors are elected and qualified. Each of the nominees is now a member of the Board of Directors and was elected at the 2010 Annual Meeting for which proxies were solicited.

The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 directors; Class B stockholders will elect nine. Directors are elected by a plurality of the votes cast. (Please see our policy described on page 27 regarding directors who do not receive more “for” votes than “withheld” votes.) Although approximately 30% of the directors are elected by the holders of the Company’s Class A stock and the remaining directors by the holders of the Company’s Class B stock, once elected, our directors have no ongoing status as “Class A” or “Class B” directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.

Class A Nominees (4)	Class B Nominees (9)
Raul E. Cesan	Robert E. Denham
Ellen R. Marram	Lynn G. Dolnick
Thomas Middelhoff	Michael Golden
Doreen A. Toben	Carolyn D. Greenspon
James A. Kohlberg
Dawn G. Lepore
David E. Liddle
Janet L. Robinson
Arthur Sulzberger, Jr.

If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Proxies will be used to vote for the election of the nominees named above unless you withhold the authority to do so when you vote your proxy. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected.

Notes on Nominees

♦	Michael Golden and Lynn G. Dolnick are siblings.

♦	Ms. Dolnick and Mr. Golden are cousins of Arthur Sulzberger, Jr.

♦	Ms. Greenspon is the daughter of a cousin of Ms. Dolnick and Messrs. Golden and Sulzberger, Jr.

Board of Directors—Experience and Qualifications

Consistent with the Company’s Corporate Governance Principles, the Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of director nominees, as well as the composition of the Board as a whole. This assessment includes consideration of directors’ independence, diversity, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission. We believe that the 13 director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board and each committee of the Board to continue to provide sound judgment and leadership and to function effectively as a group. Each current non-employee director has completed the comprehensive orientation program described below under “Board of Directors and Corporate Governance—Director Orientation.” In addition, the biographical information for each director nominee includes, under the caption “Specific Experience,” a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company. It would not be possible to detail all experience, qualifications, attributes or skills possessed by each director. Rather, we have attempted to set out those unique and important professional characteristics that each particular person brings to the Board.

Profiles of Nominees for the Board of Directors

The following information was provided by the nominees:

Class A Nominees

RAUL E. CESAN
Age:	63
Director Since:	1999
Committee Memberships:	Audit (Chair) and Finance
Principal Occupation:	Founder and Managing Partner, Commercial Worldwide LLC (an investment firm) (from 2001)
Recent Business Experience:

President and Chief Operating Officer of Schering-Plough Corporation (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); President of Schering-Plough International (from 1988 to 1992)

Specific Experience:

During his nearly twenty-five year career at Schering-Plough Corporation, Mr. Cesan served in various capacities, including as the President and Chief Operating Officer as well as the President of Schering-Plough International. Mr. Cesan’s international business and general management experience are valuable assets to the Company and the Board. In addition, Mr. Cesan brings significant financial expertise to the Company, the Board and the Audit and Finance Committees.

ELLEN R. MARRAM
Age:	64
Director Since:	1998
Committee Memberships:	Finance (Chair), Compensation and Nominating & Governance
Principal Occupation:	President, The Barnegat Group, LLC (a business advisory firm) (from 2006)
Recent Business Experience:

Operating Advisor (from 2006), Managing Director (from 2000 to 2005), North Castle Partners, LLC; President and Chief Executive Officer of efdex, Inc. (from August 1999 to May 2000); President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group; Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc. (from 1993 to 1998); Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company (from 1988 to 1993)

Specific Experience:

Ms. Marram has spent more than 30 years building brands and companies, serving in key positions at public companies and private equity firms and advising private and public companies. As a result, she brings to the Company and the Board her extensive management, business, consumer brand and marketing experience. In addition, Ms. Marram’s experience in advising companies provides her with multiple perspectives on successful strategies across a variety of businesses. Furthermore, Ms. Marram brings to her role as Presiding Director extensive experience serving on the boards (and various board committees) of other large public companies.

Other Directorships:	Eli Lilly and Company (from 2002); Ford Motor Company (from 1988); Cadbury plc (from 2007 to 2008)

THOMAS MIDDELHOFF
Age:	57
Director Since:	2003
Committee Memberships:	Compensation and Finance
Principal Occupation:	Chairman, Pulse Capital Partners (an asset management firm) (from 2010)
Recent Business Experience:

Founder, Partner and Executive Chairman, Berger Lahnstein Middelhoff & Partners LLP (from 2009 to 2010); Chief Executive Officer and Chairman of the Management Board (from 2005 to 2009) and

Non-executive Chairman (from 2004 to 2005), Arcandor AG (in June 2009, Arcandor AG filed with the Essen District Court (Germany) to initiate insolvency proceedings); Managing Director, Investcorp Ltd. (from 2003 to 2005); Chairman and Chief Executive Officer (from 1997 to 2002), Head of Corporate Development and Coordinator of Multimedia Business (from 1994 to 1998), and Member of The Board Industry Division (from 1990 to 1994), Bertelsmann AG; Managing Director (from 1989 to 1990), Mohndruck Graphische Betriebe GMBH Gutersloh

Specific Experience:

Dr. Middelhoff has a strong background in international media and Internet businesses, which is highly valued by the Company and the Board as the Company continues to expand its digital businesses. Dr. Middelhoff brings to the Board more than 25 years of international experience and a global perspective gained through his leadership roles at various public and private European-based companies.

Other Directorships:

Senator Entertainment AG (from 2006); Marseille-Kliniken AG (from 2009); 3W Power Holdings S.A. (formerly Germany1 Acquisition Limited)/AEG Power Solutions AG (from 2010); Germany1 Acquisition Limited (from 2008 to 2009); Thomas Cook Group plc (from 2005 to 2009); Arcandor AG (Chairman of the Management Board) (from 2005 to 2009); APCOA Parking AG (from 2004 to 2007)

DOREEN A. TOBEN
Age:	61
Director Since:	2004
Committee Memberships:	Audit and Finance
Principal Occupation:	Director of various public corporations
Recent Business Experience:

Executive Vice President and Chief Financial Officer, Verizon Communications, Inc. (from 2002 to 2009); Senior Vice President and Chief Financial Officer, Telecom Group, Verizon Communications, Inc. (from 2000 to 2002); Vice President and Controller (from 1999 to 2000) and Vice President and Chief Financial Officer, Telecom/Network, Bell Atlantic Inc. (from 1997 to 1999)

Specific Experience:

Ms. Toben has over 25 years of experience in the communications industry, most recently serving, until 2009, as Executive Vice President and Chief Financial Officer of Verizon Communications, Inc., where she was responsible for Verizon’s finance and strategic planning efforts. In addition to her deep communications industry experience, Ms. Toben’s financial and accounting expertise is a valuable asset to the Company, the Board and the Audit and Finance Committees.

Other Directorships:	Liz Claiborne, Inc. (from 2009); Virgin Media Inc. (from 2010); J.P. Morgan Chase & Co. (National Advisory Board Member) (from 2003 to 2008)

Class B Nominees

ROBERT E. DENHAM
Age:	65
Director Since:	2008
Committee Memberships:	Audit and Nominating & Governance (Chair)
Principal Occupation:	Partner, Munger, Tolles & Olson LLP (a law firm) (from 1998)
Recent Business Experience:

Chairman and Chief Executive Officer of Salomon Inc (from 1992 to 1998), General Counsel of Salomon Inc and Salomon Brothers (from 1991 to 1992); Managing Partner of Munger, Tolles & Olson LLP (from 1985 to 1991); Partner at Munger, Tolles & Olson LLP (from 1973 to 1991)

Specific Experience:

Mr. Denham’s legal practice emphasizes advising clients on strategic and financial issues and providing disclosure and corporate law advice to public and private corporations and boards of directors. In addition, as Chairman and Chief Executive Officer of Salomon Inc, Mr. Denham successfully guided that investment banking firm as it was rebuilding. Mr. Denham also has extensive experience serving on the boards (and various board committees) of other large public companies and brings significant financial expertise to the Company, the Board and the Audit Committee. Mr. Denham has also held numerous leadership positions with associations and councils focusing on corporate governance, executive compensation, accounting, professional ethics and business, including serving as Chairman of the Financial Accounting Foundation from 2004 to 2009.

Other Directorships:

Chevron Corporation (from 2004); Fomento Económico Mexicano, S.A. de C.V. (from 2001); Wesco Financial Corporation (from 2000); Alcatel-Lucent S.A. (and its predecessor, Lucent Technologies Inc.) (from 2002 to 2008)

LYNN G. DOLNICK
Age:	59
Director Since:	2005
Committee Membership:	Finance
Principal Occupation:	Trustee, African Wildlife Foundation (a non-profit conservation organization) (from 2008)
Recent Business Experience:

Associate Director, Exhibits and Outreach (from 1998 to 2004), Head, Division of Exhibits (from 1993 to 1998), Head, Office of Exhibit Interpretation (from 1991 to 1993), Special Assistant to Director (from 1986 to 1991), Director, NOAHS Center (New Opportunities in Animal Health Sciences) (from 1985 to 1987), Smithsonian’s National Zoological Park

Specific Experience:

Ms. Dolnick is a fourth-generation member of the Ochs-Sulzberger family and brings to the Board a deep appreciation of the values and societal roles of The New York Times and the Company throughout their history. Her alignment with stockholder interests makes Ms. Dolnick an important part of the Board’s leadership and decision-making process.

MICHAEL GOLDEN
Age:	61
Director Since:	1997
Principal Occupation:	Vice Chairman of the Company (from 1997) and President and Chief Operating Officer, Regional Media Group of the Company (from 2009)
Recent Business Experience:

Publisher, The International Herald Tribune (from 2003 to 2008); Senior Vice President of the Company (from 1997 to 2004); Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President, NYT Sports/Leisure Magazines, and Vice President and Publisher, Tennis magazine (from 1994 to 1996) and Executive Vice President and General Manager, NYT Women’s Magazines (from 1991 to 1994)

Specific Experience:

Mr. Golden is a fourth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history to his roles as director and a key member of the Company’s management team. In addition to his current roles, he has served in a variety of critical positions since joining the Company in 1978. As a long-time employee of the Company, Mr. Golden has extensive knowledge of our Company and our businesses. In addition, his life-long affiliation with the Company provides the Board with an important historical perspective and a focus on the long-term interests of the Company.

CAROLYN D. GREENSPON
Age:	42
Director Since:	2010
Committee Membership:	Finance
Principal Occupation:	Associate (from 2010), Relative Solutions, LLC (a family business consulting firm); Psychotherapist (from 2002), Comprehensive Psychiatric Associates
Recent Business Experience:	Family Business Consultant (from 2008 to 2010); Clinical Supervisor, Child and Adolescent Program, McLean Hospital (from 1997 to 2003)
Specific Experience:

Ms. Greenspon is a fifth-generation member of the Ochs-Sulzberger family and brings to the Board a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. Her alignment with stockholder interests makes Ms. Greenspon an important part of the Board’s leadership and decision-making process.

JAMES A. KOHLBERG
Age:	53
Director Since:	2008
Committee Memberships:	Compensation and Nominating & Governance
Principal Occupation:	Co-Founder and Chairman, Kohlberg & Company (a middle-market private equity firm) (from 1987)
Recent Business Experience:

Co-Founder and Chairman (from 2008), Kohlberg Ventures LLC; Co-Founder and Chairman (from 2007), Halogen Media Networks (formerly Helium Group, LLC) (d/b/a HalogenGuides.com); Chairman (from 2004), ClearEdge Power; Investment Professional (from 1984 to 1987), Kohlberg Kravis Roberts & Co.

Specific Experience:

Mr. Kohlberg brings to the Company and the Board his broad business and financial experience. He co-founded and serves on the boards of several private companies, including as Chairman of Kohlberg & Company, a private equity firm with portfolio companies ranging from $100 to $1 billion.

Other Directorships:	Kohlberg Capital Corporation (Vice Chairman) (from 2006 to 2008); Stanadyne Holdings, Inc. and Stanadyne Corporation (from 2004 to 2007); Katy Industries, Inc. (from 2001 to 2007)

DAWN G. LEPORE
Age:	56
Director Since:	2008
Committee Membership:	Compensation
Principal Occupation:	Chairman, President and Chief Executive Officer, drugstore.com, inc. (an online provider of health, beauty, vision and pharmacy products) (from 2004)
Recent Business Experience:

Vice Chairman, Technology, Active Trader, Operations, Business Strategy and Administration (from 2003 to 2004), Vice Chairman, Technology, Operations, Business Strategy and Administration (2003), Vice Chairman, Technology, Operations and Administration (from 2002 to 2003), Vice Chairman, Technology and Administration (from 2001 to 2002), Vice Chairman and Chief Information Officer (from 1999 to 2001), Executive Vice President and Chief Information Officer (from 1993 to 1999), Vice President, Applications Development and Support (from 1987 to 1993), The Charles Schwab Corporation and Charles Schwab & Co., Inc.

Specific Experience:

Ms. Lepore has deep experience in the digital and retail industries and relationships in both Silicon Valley and the Seattle technology communities. This experience, including her principal executive role at drugstore.com, and her extensive expertise managing complex global information technology systems, aligns with the Company’s strategy to grow its digital businesses.

Other Directorships:	drugstore.com, inc. (from 2004); eBay Inc. (from 1999)

DAVID E. LIDDLE
Age:	66
Director Since:	2000
Committee Memberships:	Audit and Compensation (Chair)
Principal Occupation:	Partner, U.S. Venture Partners (a venture capital firm) (from 2000)
Recent Business Experience:

Chairman (1999), Co-Founder, President and Chief Executive Officer (from 1992 to 1999), Interval Research Corporation; Vice President, New Systems Development, Personal Systems, International Business Machines Corporation (1991); Co-Founder, President and Chief Executive Officer, Metaphor Computer Systems, Inc. (from 1982 to 1991)

Specific Experience:

Dr. Liddle’s background in developing technologies for interaction between people and computers has given him deep experience in articulating technological trends and directions, which is instrumental to the Company’s strategy to grow its digital businesses. His current role as partner at U.S. Venture Partners provides him with exposure to investee companies in high-growth markets. In addition, Dr. Liddle brings significant financial expertise to the Company, the Board and the Audit Committee.

Other Directorships:	MaxLinear, Inc. (from 2004)

JANET L. ROBINSON
Age:	60
Director Since:	2004
Principal Occupation:	President and Chief Executive Officer of the Company (from 2005)
Recent Business Experience:

Executive Vice President and Chief Operating Officer of the Company (2004); Senior Vice President, Newspaper Operations, of the Company (from 2001 to 2004); President and General Manager, The New York Times (from 1996 to 2004)

Specific Experience:

As the Company’s President and Chief Executive Officer, Ms. Robinson is a key member of the Company’s management team and has primary responsibility for overseeing and coordinating all of the Company’s operations and business units. Ms. Robinson has over 25 years of experience in the media industry, including serving in critical executive positions at the Company and in leadership roles in industry groups. As a result of her long tenure with the Company in various executive roles and as the Company’s President and Chief Executive Officer, Ms. Robinson provides a unique perspective to the Board about the strategic and operational opportunities and challenges, industry trends and competitive and financial position of the Company and its businesses.

ARTHUR SULZBERGER, JR.
Age:	59
Director Since:	1997
Principal Occupation:	Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992)
Recent Business Experience:	Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times
Specific Experience:

Mr. Sulzberger, Jr. is a fourth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history to his roles as Chairman and Publisher of The New York Times. He has served in a variety of critical positions since joining the Company in 1978. As a long-time employee of the Company, including over 18 years as Publisher of the New York Times and over 13 years as Chairman, Mr. Sulzberger, Jr. has extensive knowledge of our Company and businesses and provides a unique insight and perspective to the Board about the Company’s business strategy and industry opportunities and challenges. In addition, his life-long affiliation with the Company provides the Board with an important historical perspective and a focus on the long-term interests of the Company.

Interests of Related Persons in Certain Transactions of the Company

Policy on Transactions with Related Persons.    See “Board of Directors and Corporate Governance—Policy on Transactions with Related Persons” on pages 30-31 for a description of the Company’s policy regarding any transaction between the Company and a “related person.”

Interests of Directors in Certain Transactions of the Company.    In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also directors of the Company. These include the running of advertising in Company properties for the products and services of Chevron Corporation, eBay Inc., Eli Lilly and Company, and Ford Motor Company, as well as other director-affiliated companies. All of these arrangements are conducted on an arm’s-length basis. The relevant outside director does not participate in these business relationships or profit directly from them. Due to the nature of these transactions, they may not even come to the attention of the Company’s Board or the relevant director.

Members of the Ochs-Sulzberger Family Employed by the Company During 2010.    Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times, and Michael Golden was employed as Vice Chairman, and President and Chief Operating Officer, Regional Media Group, of the Company. See “Compensation of Executive Officers” for a description of their compensation. Samuel Dolnick was employed as a staff reporter for The New York Times and was paid a total of $89,159. James Dryfoos was employed as a Manager within Enterprise Services, The New York Times Company, and as Associate Director, Project Management, NYTimes.com, and was paid a total of $160,101. Michael Greenspon was employed as General Manager, News Services for The New York Times, and was paid a total of $296,565. Rachel B. Kirscht was employed as a Marketing Associate and Marketing Manager for NYTimes.com, and was paid a total of $92,572. Arthur Gregg Sulzberger was employed as a staff reporter for The New York Times and was paid a total of $100,646, including relocation benefits related to his transfer to The Times’s Kansas City bureau. In 2010, David Perpich joined the Company as an Executive Director for NYTimes.com Paid Products and was paid a total of $134,769.

Arthur Sulzberger, Jr. is a cousin of Lynn G. Dolnick and Michael Golden, who are also siblings. Carolyn D. Greenspon is the daughter of a cousin of Arthur Sulzberger, Jr., Michael Golden and Lynn G. Dolnick. Samuel Dolnick is the son of Lynn G. Dolnick. James Dryfoos and Michael Greenspon are each the son of a cousin of Arthur Sulzberger, Jr., Michael Golden and Lynn G. Dolnick. Carolyn D. Greenspon and Michael Greenspon are siblings. Rachel B. Kirscht is the daughter of Michael Golden. Arthur Gregg Sulzberger is the son of Arthur Sulzberger, Jr., and David Perpich is the son of Arthur Sulzberger, Jr.’s sister.

Transaction with Carlos Slim Helú and Affiliates. On January 19, 2009, the Company issued to Inmobiliaria and Banco Inbursa (1) $250,000,000 aggregate principal amount of 14.053% Senior Unsecured Notes due January 15, 2015, and (2) detachable warrants to purchase 15,900,000 shares of the Company’s Class A stock at a price of $6.3572 per share. Carlos Slim Helú and members of his family are beneficiaries of a trust that in turn owns all of the outstanding voting securities of Inmobiliaria and a majority of the outstanding voting equity securities of GFI, which is the parent company of Banco Inbursa. According to information contained in a filing with the SEC, Mr. Slim, members of his family, Inmobiliaria and Banco Inbursa are currently deemed to beneficially own an aggregate of 16.0% of the Company’s outstanding Class A stock. See “Principal Holders of Common Stock.”

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.

The following highlights key corporate governance practices applicable to the Board:

Board Leadership Structure.  Since 1997, the Company has separated the positions of Chairman of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, and taking into account that our Chairman is currently also the Publisher of The New York Times, the Board believes it is appropriate to separate the positions of Chairman and Chief Executive Officer. Furthermore, since our Chairman is an executive officer of the Company, the Board believes it is appropriate to have a lead independent director who, among other things, chairs all executive sessions of our non-employee and independent directors and serves as a liaison between our Chairman, our Chief Executive Officer and our independent directors. Ellen Marram, our Presiding Director, currently serves in this role. See “—Presiding Director” on page 29.

The Board’s Role in Risk Oversight.  Risk is an integral part of the Board and Committee deliberations throughout the year. The Audit Committee oversees the management of the Company’s enterprise risk management program and annually reviews an assessment prepared by management of the critical risks facing the Company, their relative magnitude and management’s actions to mitigate these risks.

Management implemented an enterprise risk management program in 2008 as a Companywide initiative to enhance our existing processes involving an integrated effort to identify, evaluate and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The activities of the enterprise risk management program entail the identification, prioritization and assessment of a broad range of risks (e.g., strategic, operational, financial, legal/regulatory and reputational) and the formulation of plans to mitigate their effects.

Corporate Governance Principles.  NYSE rules require listed companies to adopt corporate governance principles. A printable copy of the current version of the Company’s Corporate Governance Principles, most recently amended on February 18, 2010, is available on our Web site, as described on page 6.

Majority Voting for Directors.  Our Corporate Governance Principles provide that each nominee for election to the Board must agree to resign upon the request of the Board if, in an uncontested election, he or she is elected to the Board but fails to receive a majority of the votes cast. In determining whether to require the director to resign, the Board, with such person not participating, will consider all relevant facts and circumstances. The Board must make the request within 60 days and the Company must disclose the Board’s decision within 65 days.

Director Nominee Rotation.  Our Corporate Governance Principles provide that it is the policy of the Company to have an annual rotation of the nominees for election to the Board by holders of the publicly traded, Class A stock. It is intended that each of the independent directors be nominated for election by the Class A stockholders at least once every three years and that the annual slate of Class A nominees include at least one member of each of the Audit, Compensation and Nominating & Governance Committees.

This policy reinforces the principle that, once elected, our directors have no ongoing status as “Class A” or “Class B” directors. All directors owe fiduciary duties and responsibilities to all of our stockholders.

Director Election.  All directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, 30% (or the nearest larger whole number) of the directors are elected by the holders of the Company’s Class A stock and the remaining directors are elected by the holders of the Company’s Class B stock. Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our directors have no ongoing status as “Class A” or “Class B” directors and serve as one Board with the same fiduciary duties and responsibilities to all stockholders.

Director Attendance at Annual Meetings.  All directors are expected to attend the Company’s annual meeting of stockholders. All directors attended the Company’s 2010 Annual Meeting in person, except for Dr. Middelhoff, who could not attend due to personal health reasons.

Director Retirement Age.  None of our directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.

Directors as Stockholders.  To encourage alignment of the interests of our directors and stockholders, all directors are expected to own stock in the Company equal in value to at least three times the annual Board cash retainer as set from time to time by the Board. Each director is expected to accumulate this stock over a reasonable period of time, which in the view of the Nominating & Governance Committee is an approximately five-year period. Subject to the right of new directors to acquire the requisite holdings over time, no director currently fails to comply with this stock ownership policy. Stock units held by a director under the Directors Deferral Plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated.

Director Orientation.  The Company has a comprehensive orientation program for all new non-employee directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes one-on-one meetings with senior management and top New York Times editors and extensive written materials on each of the Company’s different business units. The senior management meetings cover a corporate overview, the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies.

Ongoing Director Education.  From time to time, the Company will provide directors with additional educational materials and presentations from Company and/or third-party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any director who wishes to attend a director continuing education program.

“Controlled Company” Exception to NYSE Rules.  The Company’s Board of Directors has determined not to take advantage of an available exception to certain of the NYSE rules. A company of which more than 50% of the voting power for the election of directors is held by a single entity, a “controlled company,” need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. As a result of the 1997 Trust’s holdings of Class B stock, the Company would qualify as a controlled company and could elect not to comply with these independence requirements. However, the Company’s Board of Directors has determined to comply in all respects with the NYSE rules.

Independent Directors.  The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent directors.

The NYSE rules specify five categories of relationships between an individual and a listed company that render the individual ineligible to be independent. The Board has determined that none of the Company’s independent directors has a relationship with the Company that falls within these categories.

Under the NYSE rules, a director qualifies as “independent” so long as he or she has none of these impermissible relationships with the Company and upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

For the purpose of assisting the Board in determining director independence, the Board has adopted guidelines with respect to “material relationships.” Under these guidelines, the Board has determined that the following relationships—provided they are not required to be disclosed in the Company’s public filings by SEC rules—are immaterial to the Company for purposes of director independence:

♦

if the director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1,000,000 or, in the case of an affiliated entity, 2% of the annual revenues of such entity; or

♦

if the director serves as an officer or director of a charitable organization to which the Company, The New York Times Company Foundation or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1,000,000 or 2% of that organization’s annual charitable receipts.

The Board has determined that each of the Company’s independent directors has only immaterial relationships with the Company consistent with these guidelines. In addition, in the course of the Board’s determination regarding independence, it considered certain transactions, relationships and arrangements, all of which were deemed to be in the ordinary course of business and conducted on an arm’s-length basis. See “Interests of Related Persons in Certain Transactions of the Company—Interests of Directors in Certain Transactions of the Company.”

Based on the foregoing, the Board has affirmatively determined that each of Messrs. Cesan, Denham and Kohlberg, Ms. Lepore, Dr. Liddle, Ms. Marram, Dr. Middelhoff and Ms. Toben has no material relationships with the Company and, therefore, each is independent pursuant to applicable NYSE rules. Of the remaining directors, Mr. Golden, Ms. Robinson and Mr. Sulzberger, Jr. are executive officers of the Company. Ms. Dolnick is a cousin of Mr. Sulzberger, Jr. and a sister of

Mr. Golden. Ms. Greenspon is the daughter of a cousin of Messrs. Sulzberger, Jr. and Golden. Due to their family relation to Messrs. Sulzberger, Jr. and Golden, Mss. Dolnick and Greenspon are not considered independent.

Board Committees.  Both the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have independent compensation and nominating/corporate governance committees. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the issuer, other than the Board seat, and receive no compensation in a capacity other than as a director/committee member. Each member of our Audit Committee meets this independence standard.

Audit Committee Financial Experts.  Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more “audit committee financial experts,” as defined by the SEC. The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert.”

Codes of Ethics.  The Company has adopted a Business Ethics Policy, applicable to all employees, a code of ethics that applies to the Company’s Chairman, Chief Executive Officer, Vice Chairman and senior financial officers, and a code of ethics for directors. A printable version of each of these documents is available on our Web site, as described on page 6.

Non-Employee Directors.  The NYSE rules require that, at the listed company’s option, either non-employee directors or independent directors of such company meet periodically in executive sessions without management participation. The Company’s non-employee directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year the independent directors meet in executive session. Mss. Dolnick and Greenspon are non-employee directors who, due to their family relation to Messrs. Sulzberger, Jr. and Golden, are not considered independent.

Presiding Director.  Ms. Marram currently serves as our Presiding Director. In addition to chairing all executive sessions of our non-employee and independent directors, our Presiding Director:

♦	serves as a liaison between our Chairman, our Chief Executive Officer and our independent directors;

♦	reviews proposed plans for Board meeting presentations;

♦	consults with any of the senior executives of the Company as to any concerns the executive might have; and

♦	makes herself available for direct consultation with major stockholders.

Stockholders and other interested parties may express their concerns to the Company’s non-employee directors or the independent directors by contacting the Presiding Director, care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. All such correspondence will be relayed to the Presiding Director.

Communications with the Board.  Stockholders may communicate with the Board of Directors care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. All such correspondence will be relayed to the entire Board of Directors.

Board and Committee Evaluations.  Our Board has a Board and Committee evaluation process to examine and discuss how our Board and Committees function as groups and with senior management of our Company. We believe that our stockholders’ interests can be best protected by acknowledging the separate responsibilities of management and our Board and its Committees and by ensuring an open environment for Board and management discussions and actions.

No Interlocking Directorships.  The Chairman of the Board, who also serves as Publisher of The New York Times, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our directors is the chief executive officer or chief operating officer.

Succession Planning.  Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.

Senior Management Evaluation.  In consultation with all non-employee directors, the Compensation Committee annually evaluates the performance of our Chairman, President and Chief Executive Officer and Vice Chairman.

Corporate Financial Ethics Hotline.  The Company has established a corporate financial ethics hotline to allow an employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Executive Stock Ownership Guidelines.  Those executive officers named in the “Summary Compensation Table” are subject to stock ownership guidelines. The Chairman is required to own shares of Class A stock equal to three times his base salary. The President and Chief Executive Officer, the Vice Chairman and the Chief Financial Officer are required to hold an amount equal in value to two times his or her base salary in Company stock. All other named executive officers are required to hold an amount equal in value to their base salary in Company stock. Shares held through the Company 401(k) Plan and restricted stock units are counted in calculating ownership. An executive officer’s stock holdings are valued at the greater of the fair market value or the officer’s tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). An affected executive officer has five years to attain the holding requirements. All of our named executive officers are currently in compliance with the guidelines.

Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.  In the event of a restatement of the Company’s financial statements due to fraud or intentional misconduct, the Board will review performance-based bonuses to executive officers whose fraud or intentional misconduct caused the restatement, and the Company will seek to recoup bonuses paid for performance during the period or periods that are the subject of the restatement.

Independent Compensation Consultant.  The Compensation Committee has directly engaged an independent compensation consultant, Exequity LLP (“Exequity”). In 2010, Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a comparative group of companies that includes traditional newspaper companies, other print publishing companies, news and information companies, and a selection of similarly-sized general industry companies. Exequity also provided general advice on executive compensation trends and programs, made compensation recommendations for our Chairman and Chief Executive Officer and supplied consulting services to the Compensation Committee in connection with the design and preparation of the Company’s 2010 Incentive Plan, which was approved at the 2010 Annual Meeting, including evaluating the plan against RiskMetrics proxy voting guidelines. Exequity has not provided any services to the Company, other than those relating to its role as compensation adviser to the Committee, during the Company’s 2010 fiscal year. See “Compensation Committee—Compensation Committee Procedures.”

Policy on Transactions with Related Persons.  The Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof).

Any transaction in which the Company or any of its subsidiaries is a participant and a director, director nominee, executive officer or beneficial holder of more than 5% of the Company’s total equity (i.e., Class A and Class B stock of the Company), or any immediate family member of the foregoing (each, a “related person”) has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by the Company in its public filings.

Any such transaction would be subject to the Company’s written policy respecting the review, approval or ratification of related person transactions.

Under this policy:

♦

the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company’s policies and practices with respect to the employment of non-related persons in similar positions; and

♦

any other related person transaction that would be required to be publicly disclosed must be approved or ratified by the Board of Directors, delegated to the Nominating & Governance Committee or other committee, or if it is impractical or undesirable to defer consideration of the matter until a Board or committee meeting, by the Chair of the Nominating & Governance Committee (or, if he or she is not disinterested, by the Presiding Director).

If the transaction involves a related person who is a director or an immediate family member of a director, that director may not participate in the deliberations or vote. In approving or ratifying a transaction under this policy, the Board, the committee or director considering the matter must determine that the transaction is fair and reasonable to the Company.

A printable version of this written policy is available on our Web site, as described on page 6.

Our Code of Ethics applicable to directors discourages directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Business Ethics Policy applicable to employees, including executive officers and others who may be “related persons,” similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval by designated members of management of transactions involving the Company and in which employees have an interest. Specifically, an employee’s retention for the provision of goods or services to the Company of any business in which he or she has an interest must be approved by the employee’s supervisor, and an employee’s direct or indirect financial interest in a business enterprise that does business with the Company must be approved by or on behalf of the president/chief executive officer of that employee’s operating unit. There are exceptions for small holdings in public companies.

These provisions of the Code of Ethics applicable to directors and the Company’s Business Ethics Policy are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.

See “Interests of Related Persons in Certain Transactions of the Company” for a description of transactions between the Company and related persons in 2010 and through the date of this Proxy Statement.

Board Meetings and Attendance

Board Meetings in 2010:  Six

Board Committees:  Four Standing Committees: Audit, Compensation, Finance and Nominating & Governance. See “Board Committees” for Committee descriptions and membership. Due to the suspension of certain activities of The New York Times Company Foundation, the Board determined in February 2010 to dissolve the Foundation Committee. Certain remaining responsibilities of the Foundation Committee were assumed by the Finance Committee.

Total Committee Meetings in 2010:  21

2010 Attendance:  All directors attended 75% or more of the total Board and Committee meetings on which they served.

Board Committees

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2010
Audit Raul E. Cesan, Chair Robert E. Denham David E. Liddle Doreen A. Toben	♦	Engages the Company’s independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors’ independence and other matters. Recommends appropriate action to ensure the auditors’ independence.	6
	♦	Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board rules.
	♦	Meets regularly with the Company’s senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
	♦	Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
	♦	Reviews the Company’s risk assessment and risk management policies.
	♦	Reviews the organization, resources and competence of the Company’s internal audit department. Prepares the report to stockholders included in the annual Proxy Statement.
Compensation David E. Liddle, Chair James A. Kohlberg Dawn G. Lepore Ellen R. Marram Thomas Middelhoff	♦	Approves compensation arrangements for the Company’s executive officers other than the Chairman, the Chief Executive Officer and the Vice Chairman, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.	4
	♦	In consultation with all non-employee directors, annually evaluates the performance of the Chairman, the Chief Executive Officer and the Vice Chairman and, together with the other independent directors, approves their compensation arrangements.
	♦	Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers under such plans.
	♦	Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.
	♦	Appoints the ERISA Management Committee, which oversees administration of the Company’s health, benefit and savings plans and which reports to the Compensation Committee once a year.
	♦	Has sole authority to engage an executive compensation consultant.
	♦	Reviews and discusses the Compensation Discussion and Analysis with management and prepares a report to stockholders stating that it has recommended that it be included in the annual Proxy Statement.
Nominating & Governance Robert E. Denham, Chair James A. Kohlberg Ellen R. Marram	♦	Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership.	5
	♦	Recommends candidates to the Board for election to the Board at the Annual Meeting.
	♦	Advises the Board on appropriate compensation for outside directors.
	♦	Advises the Board on corporate governance matters.
	♦	Oversees periodic evaluation of the Board.
	♦	Has sole authority to engage a search firm to identify director candidates.

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2010
Finance Ellen R. Marram, Chair Raul E. Cesan Lynn G. Dolnick Carolyn D. Greenspon Thomas Middelhoff Doreen A. Toben	♦	Reviews the Company’s financial policies, including, without limitation, dividend policy, investment of cash, stock repurchase, short- and long-term financing, foreign currency, hedging and derivative transactions, material acquisitions and dispositions and capital expenditures.	6
	♦	Establishes (and adjusts from time to time) investment policies for the Company’s retirement and savings plans.
	♦	Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company’s retirement and savings plans and which reports to the Finance Committee from time to time.
	♦	Reviews and makes recommendations to the Board with respect to the Company’s contributions to The New York Times Company Foundation.

Nominating & Governance Committee

Our Nominating & Governance Committee consists of three non-employee directors, Robert E. Denham, Chair, James A. Kohlberg and Ellen R. Marram. Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, recommending nominees to the Board for election and advising the Board on corporate governance matters. The chart set forth in “Board Committees” describes the principal functions of the Committee under its charter. A printable version of the charter is available on our Web site, as described on page 6.

Whenever a vacancy exists on the Board due to expansion of the Board’s size or the need to replace a resigning or retiring director, the Committee begins a process of identifying and evaluating potential director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms. In this regard, from time to time the Committee has retained a global executive recruiting firm, whose function is to bring specific director candidates to the attention of the Committee. As discussed elsewhere in this Proxy Statement, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock.

As noted, the Committee will consider director candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with the Company’s Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission, and whether they have time available to devote to Board activities.

In addition, pursuant to the Company’s Corporate Governance Principles, the Committee considers as one factor among many the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates.

The Committee also considers whether a potential nominee would satisfy:

♦	the NYSE’s criteria of director “independence”;

♦	the NYSE’s “financial literacy” and “financial management expertise” standards; and

♦	the SEC’s definition of “audit committee financial expert.”

Director candidates are evaluated in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing directors and the relative mix of independent and management directors. The

Committee also considers the specific needs of the various Board committees. The Committee recommends potential director nominees to the Board, and final approval of a candidate is determined by the Board. This evaluation process is the same for director nominees who are recommended by our stockholders.

Compensation Committee

Compensation Committee Procedures

Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of five non-employee directors, David E. Liddle, Chair, James A. Kohlberg, Dawn G. Lepore, Ellen R. Marram and Thomas Middelhoff.

Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site, as described on page 6. The chart set forth in “Board Committees” describes the principal functions of the Committee under its charter, as well as the number of its meetings in 2010.

Together with the other non-employee members of the Board, the Committee evaluates the performance of our Chairman, Chief Executive Officer, and Vice Chairman and together with the other independent directors approves their compensation. In addition, the Committee approves all compensation for our other executive officers and discusses with management in general terms the compensation of non-executive employees.

In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its longstanding procedures, the Committee has adopted a written grant policy.

Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in 2010, it directly engaged an independent compensation consultant, Exequity. Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a comparative group of companies that includes traditional newspaper companies, other print publishing companies, news and information companies, and a selection of similarly-sized general industry companies. Exequity also provided general advice on executive compensation trends and programs and made compensation recommendations for our Chairman and Chief Executive Officer. In the course of advising the Committee, Exequity occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling. Exequity also supplied consulting services to the Committee in connection with the design and preparation of the 2010 Incentive Plan, including evaluating the plan against RiskMetrics proxy voting guidelines. Exequity did not provide any services to the Company, other than those relating to its role as compensation adviser to the Committee, during the Company’s 2010 fiscal year.

In 2010, the Committee retained Hay Group to undertake an independent and thorough review of our executive compensation programs. Hay Group concluded that the executive compensation structure provided strong alignment in the areas of strategy, stockholders, pay for performance, and effectiveness and efficiency.

The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for executive officers, excluding herself and our Chairman. The Company’s human resources department supports the Committee in its work.

Throughout the year, the Committee meets to discuss the Company’s executive compensation program and related matters. In February of each year, the Committee generally takes the following actions:

♦	sets salaries for the year;

♦	sets annual bonus potentials and the related financial targets for the year;

♦	sets award potentials and the financial targets and performance period for the upcoming long-term performance cycle; and

♦	awards equity-based compensation.

In addition, each February, the Committee meets to certify the achievement of performance goals for the recently completed year and long-term cycles and approve the payment of the annual bonuses and long-term performance awards. Other meetings are scheduled throughout the year as the Committee deems appropriate.

The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled “Compensation of Executive Officers—Compensation Discussion and Analysis,” and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under “Compensation of Executive Officers” on page 40.

Compensation Committee Interlocks and Insider Participation

No member of the Committee is now, or was during 2010 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2010 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Committee.

Audit Committee Report

To the Stockholders of The New York Times Company:

The Audit Committee consists of four non-employee directors, Raul E. Cesan, Chair, Robert E. Denham, David E. Liddle and Doreen A. Toben. The Board of Directors has determined that:

♦	each Committee member is “independent” under the corporate governance listing standards of the NYSE and is “financially literate” as defined by the NYSE;

♦	each Committee member satisfies the “financial management expertise” standard, as required by the NYSE; and

♦	each Committee member is an “audit committee financial expert” as defined by the SEC.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site, as described on page 6.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of (i) the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and (ii) the Company’s internal control over financial reporting, and for issuing their reports thereon. The Committee is responsible for assisting the Board in monitoring:

♦	the integrity of the Company’s financial statements;

♦	the Company’s compliance with legal and regulatory requirements;

♦	the Company’s internal control over financial reporting;

♦	the Company’s independent registered public accounting firm’s qualifications and independence; and

♦	the performance of the Company’s internal audit function and independent registered public accounting firm.

In addition, the Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

During 2010, the Committee met six times and held separate discussions with management, the Company’s internal auditors and the Company’s independent registered public accounting firm, Ernst & Young LLP. The Committee’s Chair, as representative of the Committee, discussed the Company’s interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and/or Controller and Ernst & Young prior to public release. Each other member of the Committee also generally participated in this discussion. The full Committee reviews the Company’s quarterly financial statements with management and Ernst & Young. In addition, the Committee reviewed and discussed the Company’s compliance with the requirements of the Sarbanes-Oxley Act with respect to internal control over financial reporting.

Management has represented to the Committee that the Company’s 2010 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management and Ernst & Young the Company’s 2010 annual consolidated financial statements and Ernst & Young’s audit report thereon and Ernst & Young’s audit report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Committee reviewed and discussed with management the annual report of management on the Company’s internal control over financial reporting. The Committee has also discussed the following with Ernst & Young:

♦

the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company’s 2010 annual consolidated financial statements;

♦

the critical accounting policies and practices used in the preparation of the Company’s 2010 annual consolidated financial statements, alternative treatments of financial information within accounting principles generally accepted in the United States of America that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

♦	other material written communications between Ernst & Young and management.

In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young their firm’s independence from the Company and management, including all relationships between the firm and the Company. As part of its role of monitoring Ernst & Young’s independence, the Committee has adopted a “Policy on Auditor Independence and Non-Audit Services” (which, among other things, requires management and the Committee to consider whether Ernst & Young’s provision of any non-audit services would impair Ernst & Young’s independence) and a “Policy on Hiring Current or Former Employees of the Company’s or Plan’s Independent Auditors.” Both of these policies are available at http://www.nytco.com.

In addition, the Committee obtains and reviews annually a report by Ernst & Young describing:

♦	the firm’s internal quality-control procedures; and

♦

any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Committee discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2010, for filing with the SEC.

The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2011.

Raul E. Cesan, Chair
Robert E. Denham David E. Liddle Doreen A. Toben

Directors’ Compensation

2010 Compensation of Non-Employee Directors

Compensation for our non-employee directors for 2010 consisted of: cash compensation in the form of an annual retainer for all Board members, Committee Chairs and Committee members and the Presiding Director; and equity compensation, consisting of a grant of phantom Class A stock units and options to purchase Class A stock.

Our goal in setting compensation for our non-employee directors is to remain competitive in attracting and retaining high quality directors. We also recognize that over the past few years, there has been an increase in board responsibilities and potential liability.

Our Nominating & Governance Committee annually reviews and makes recommendations to the Board with respect to the compensation for non-employee directors. Each year, management reports to the Nominating & Governance Committee on non-employee director compensation at comparable companies and makes recommendations with respect to the amount and form of compensation for non-employee directors.

Each of the current components of our non-employee director compensation is described in more detail below.

Cash Compensation:    In 2010, we paid an annual retainer to all Board members, Committee Chairs and Committee members as follows:

♦	Annual cash Board retainer of $45,000;

♦	Annual cash Committee Chair retainer of $10,000;

♦	Annual cash Committee retainers in the following amounts:

♦	Audit—$20,000

♦	Compensation—$10,000

♦	Finance—$10,000

♦	Nominating & Governance—$6,000

♦	Foundation—$3,000

The Presiding Director received an additional $10,000 annual retainer. In addition, the Board determined in February 2010 to dissolve the Foundation Committee. As a result, the cash retainer for serving on the Foundation Committee was paid on a pro rata basis based on the time served in 2010.

Non-Employee Directors Deferral Plan:    The Directors Deferral Plan allows our non-employee directors to defer the receipt of all or a portion of their cash compensation. We credit deferred amounts to a cash account or a phantom Class A stock unit account, as elected by the director. Amounts deferred as phantom Class A stock are initially held as cash and are converted to phantom stock units as of the date of our next succeeding annual meeting. Cash accounts are credited with interest at a market rate. Phantom Class A stock unit accounts are credited with dividend equivalents. Subsequent to a non-employee director’s retirement, we pay him or her the cash value of amounts accumulated in his or her account.

Phantom Stock Units:    Under the Directors Deferral Plan, a discretionary grant of phantom stock units worth $35,000 was credited to each non-employee director’s account on the date of the 2010 Annual Meeting. The number of phantom stock units credited was based on the average closing price of a share of Class A stock for the 30 trading days prior to the date of the 2010 Annual Meeting. It is anticipated that a similar grant will be made on the date of the 2011 Annual Meeting.

Stock Options:    Our Board’s longstanding practice is to award stock options annually to our non-employee directors on the date of the annual meeting under the Directors’ Incentive Plan. The option exercise price for those awards is set at the average of the high and low stock prices as quoted on the NYSE on the date of the annual meeting. Options vest on the date of the next succeeding annual meeting and have a term of 10 years from the date of grant.

In 2010, options to purchase 4,000 shares of our Class A stock were granted to non-employee directors under the Directors’ Incentive Plan. It is anticipated that a similar grant will be made on the date of the 2011 Annual Meeting.

Expenses:    We reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

Non-Employee Director Compensation Table

The total 2010 compensation of our non-employee directors is shown in the following table. Ms. Greenspon was elected to the Board on April 27, 2010. The table includes Ms. Greenspon’s compensation from that date through December 31, 2010. Messrs. Cohen and Galloway did not stand for election at the 2010 Annual Meeting on April 27, 2010. The table includes their compensation for the period through that date.

(a)	(b)	(c)	(d)	(g)	(h)
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2,3] ($)	Option Awards[4,5] ($)	All Other Compensation ($)	Total ($)
Raul E. Cesan	85,000	35,000	18,720	630	139,350
Daniel H. Cohen	17,830	0	0	0	17,830
Robert E. Denham	81,000	35,000	18,720	630	135,350
Lynn G. Dolnick	56,786	35,000	18,720	630	111,136
Scott Galloway	16,533	0	0	0	16,533
Carolyn D. Greenspon	37,321	35,000	18,720	630	91,671
James A. Kohlberg	59,071	35,000	18,720	630	113,421
Dawn G. Lepore	58,242	35,000	18,720	630	112,592
David E. Liddle	85,000	35,000	18,720	630	139,350
Ellen R. Marram	91,000	35,000	18,720	630	145,350
Thomas Middelhoff	65,000	35,000	18,720	608	119,328
Doreen A. Toben	72,198	35,000	18,720	630	126,548

1.	Includes a Presiding Director retainer for Ms. Marram and a Committee Chair retainer for each of Messrs. Cesan and Denham, Ms. Dolnick, Dr. Liddle and Ms. Marram. Ms. Dolnick served as the Chair of the Foundation Committee until its dissolution in February 2010 and received a prorated portion of the annual cash Committee Chair retainer based on the time she served in that role. Ms. Toben elected to defer her cash compensation in the form of phantom stock units under the Directors Deferral Plan.

2.	Included in the “Stock Awards” column is the aggregate grant date fair value of the discretionary grant of phantom stock units made to each non-employee director on April 27, 2010, under the Directors Deferral Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”) (formerly, Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment). The grant date fair value of such awards is estimated as $35,000.

3.	The following table shows the aggregate phantom stock units outstanding at December 26, 2010:

Name	Aggregate Phantom Stock Units Outstanding at December 26, 2010 (#)
Raul E. Cesan	60,256
Daniel H. Cohen	0
Robert E. Denham	12,184
Lynn G. Dolnick	16,549
Scott Galloway	0
Carolyn D. Greenspon	3,020
James A. Kohlberg	12,184
Dawn G. Lepore	12,184
David E. Liddle	16,549
Ellen R. Marram	29,401
Thomas Middelhoff	16,549
Doreen A. Toben	48,630

4.	On April 27, 2010, non-employee directors received options to acquire 4,000 shares of Class A stock at an exercise price of $10.79 (the average of the high and low stock prices on the NYSE on the date of the grant under the Directors’ Incentive Plan). The amounts included in the table above consist of the aggregate grant date fair value of the stock options, computed in accordance with FASB ASC Topic 718. The grant date fair value of such awards is $4.68 per option. For a discussion of the assumptions used in calculating the valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 17 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 26, 2010. The actual amount ultimately realized by a director from the stock options will vary depending on, among other items, stock price fluctuations and the timing of exercise.

5.	The following table shows outstanding stock option awards as of December 26, 2010. The exercise prices of the stock options range from $4.92 to $46.945.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	In-the-money Amount of Unexercised Options ($) Exercisable/ Unexercisable(a)
Raul E. Cesan	36,000/4,000	$20,160/0
Daniel H. Cohen	8,000/0	0/0
Robert E. Denham	8,000/4,000	$20,160/0
Lynn G. Dolnick	20,000/4,000	$20,160/0
Scott Galloway	8,000/0	$20,160/0
Carolyn D. Greenspon	0/4,000	0/0
James A. Kohlberg	8,000/4,000	$20,160/0
Dawn G. Lepore	8,000/4,000	$20,160/0
David E. Liddle	36,000/4,000	$20,160/0
Ellen R. Marram	36,000/4,000	$20,160/0
Thomas Middelhoff	24,000/4,000	$20,160/0
Doreen A. Toben	24,000/4,000	$20,160/0

(a)	The closing price of the underlying Class A stock on the NYSE on December 23, 2010 ($9.96), the last trading day of our 2010 fiscal year, minus the option exercise price.

Directors’ and Officers’ Liability Insurance

The Company maintains directors’ and officers’ liability insurance effective May 1, 2010, with an expiration date of May 1, 2011. This is part of the Company’s combined coverage, which was purchased at an annual cost of $1,508,730. The insurance companies providing directors’ and officers’ liability insurance are Zurich American Insurance Company, ACE American Insurance Company, St. Paul Mercury Insurance Company, Endurance American Insurance Company, Allied World Assurance Company, Great American Insurance Company, Carolina Casualty Insurance Company and Liberty Mutual Insurance Company.

Compensation of Executive Officers

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Company management the “Compensation Discussion and Analysis” appearing below, and based on such review and discussions, the Committee has recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2010 Annual Report on Form 10-K.

David E. Liddle, Chair James A. Kohlberg Dawn G. Lepore Ellen R. Marram Thomas Middelhoff

Compensation Discussion and Analysis

We believe that our executive officers are critical to our success and to the creation of long-term stockholder value. We structure compensation for our executive officers based on the following objectives:

♦	to drive performance through the achievement of short-term and long-term objectives;

♦	to link our executives’ total compensation to the interests of our stockholders; and

♦	to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance.

The following discussion analyzes 2010 executive compensation for those executive officers identified in the Summary Compensation Table, whom we refer to as our named executive officers. For 2010, our named executive officers are:

♦	Arthur Sulzberger, Jr., Chairman of the Board and Publisher, The New York Times;

♦	Janet L. Robinson, President and Chief Executive Officer;

♦	Michael Golden, Vice Chairman, and President and Chief Operating Officer, Regional Media Group;

♦	James M. Follo, Senior Vice President and Chief Financial Officer; and

♦	Scott Heekin-Canedy, President and General Manager, The New York Times.

Executive Summary

Executive Compensation Governance

The Company’s executive compensation program includes the following governance components:

♦	Our executive officers have no employment or severance agreements.

♦	Notwithstanding an exemption from NYSE rules available for controlled companies, the Compensation Committee consists solely of independent directors.

♦	The Compensation Committee’s independent compensation consultant, Exequity, is retained directly by the Committee and performs services in support of the Committee.

♦

Each year, the Compensation Committee approves the compensation for the Company’s executive officers other than the Chairman, Chief Executive Officer and Vice Chairman. For those three officers, the final compensation decisions are made by the independent members of our Board of Directors.

♦

The Compensation Committee’s annual review and approval of compensation includes a review of performance-based incentive plans for all employees. In this regard, the Compensation Committee has reviewed the Company’s executive compensation program, including the annual and long-term performance-based cash potentials and stock-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

♦	The Company’s executive officers are subject to a compensation recoupment or “clawback” policy and stock ownership guidelines, as described further below.

♦

The Company has generally eliminated so-called tax “gross-ups” and does not pay or reimburse its executive officers for the amount of income and Medicare taxes owed by them in respect of regularly provided perquisites and benefits.

♦

At our 2010 annual meeting, stockholders approved the Company’s 2010 Incentive Plan. The 2010 Incentive Plan, which replaces our former plans, allows the Compensation Committee to grant a variety of stock-based and cash-based incentive awards to employees in a manner consistent with recent practices. The 2010 Incentive Plan prohibits the repricing of any stock option or stock appreciation right without stockholder approval; provides for accelerated vesting upon a change in control only in the event of a “double trigger,” in which there is first a change in control and subsequently a qualifying termination of employment; and does not contain an “evergreen” share reserve, meaning that the shares of Class A stock reserved for awards are fixed by number rather than by reference to a percentage of the Company’s total outstanding shares.

♦

In 2010, the Committee retained Hay Group to undertake an independent and thorough review of our executive compensation programs. Hay Group concluded that the executive compensation structure provided strong alignment in the areas of strategy, stockholders, pay for performance, and effectiveness and efficiency.

2010 Compensation Highlights

In 2010, our management team remained focused on enhancing long-term stockholder value by continuing our transition to a multiplatform company and taking steps that resulted in an improved financial condition. Defining actions included significantly growing operating profit and reducing costs while continuing to expand news operations, digital technologies and related applications. This was accomplished against the backdrop of an uneven economic recovery and challenging advertising environment.

Through these efforts, we continued to maintain our position as a global leader in providing high-quality news, information and opinion. In 2010, our award-winning journalism included compelling and informative news and commentary, receiving many industry and peer accolades, including three Pulitzer Prizes at The New York Times.

Digital initiatives, a key strategic focus, significantly contributed to our revenue mix and provided meaningful diversification. Total digital revenues increased approximately 15% to $387 million in 2010, accounting for more than 16% of overall revenue for the Company. In 2010, we also made a significant investment in our pay strategy for NYTimes.com through an approach designed to preserve the site’s significant audience reach and advertising inventory.

In addition to revenue initiatives, management remained aggressive in managing costs to respond to the secular changes in our industry, eliminating $171 million in costs in 2010 compared with 2009. This is in addition to $475 million in cost reductions in 2009. Since 2006, management has reduced operating costs by approximately $850 million, a decrease of 29% in our cost base.

Liquidity and debt reduction have also remained key areas of strategic focus. We continue to grow our cash balance and have significantly reduced our debt and capital lease obligations, net of cash, cash equivalents and short-term investments. In November 2010, we completed a $225 million debt offering of 6.625% senior unsecured notes due 2016. The Company intends to use the net proceeds for general corporate purposes, including reducing debt and other financial obligations as part of our refinancing strategy. Our ability to execute this transaction on these terms underscores the confidence that the financial and investment communities have in our future.

Details of our 2010 financial results appear in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended December 26, 2010.

The Committee evaluated executive compensation in light of the above and awarded key components of 2010 executive compensation as follows:

♦	Salaries: In 2010, salary levels for our Chairman, CEO and most of our other executive officers were set at 2006-2008 levels. See “—Executive Compensation—Salaries.”

♦

Annual Bonuses: The portions of 2010 annual bonuses for our executive officers based on financial targets were payable on the achievement of an EBITDA target that was significantly exceeded, resulting in a payout at 200% of target. EBITDA was $367 million compared with a 2010 target of $291 million, in each case adjusted as described below. See “—Executive Compensation—Annual Bonuses.”

♦

Long-Term Performance Awards: Due to a change in 2007 from five-year to three-year performance cycles, two separate long-term performance cycles ended in 2010. The first, a three-year 2008-2010 cycle, was based on two metrics, revenue/expense management and return on invested capital, weighted equally. No payout was made under this cycle. The second, a five-year 2006-2010 cycle, was based on relative total stockholder return and revenue/expense management, weighted equally, and resulted in a payout of 68.75% of target. See “—Executive Compensation—Long-Term Incentive Compensation.”

♦

Options and Restricted Stock Units: The number of stock options and restricted stock units granted in 2010 was significantly less than in 2009; however, the value of stock-based compensation was generally equivalent, consistent with the Committee’s desire to maintain competitive compensation levels.

♦

Retirement Benefits: As of December 31, 2009, the Company froze The New York Times Companies Pension Plan (the “Pension Plan”), our nonunion pension plan, and a supplemental executive retirement plan (the “SERP”) that provides enhanced retirement benefits to select members of management. At the same time, the Company added an employer-paid non-elective contribution under the Company 401(k) Plan and adopted two unfunded supplemental defined contribution plans for executives. See “—Executive Compensation—Other Elements of Executive Compensation” for a description of these changes and new plans.

Tables comparing our 2010 target and actual compensation appear on page 51.

Compensation-Setting Process

The Compensation Committee, which consists solely of independent directors, is primarily responsible for overseeing compensation for our executive officers, including the named executive officers. The Committee approves annually the compensation for the Company’s executive officers other than the Chairman, Chief Executive Officer and Vice Chairman. With respect to these three officers, the final compensation decisions are made by the independent members of our Board of Directors, in consultation with the other non-employee directors.

The Committee generally consults with management regarding employee compensation matters, and our Chief Executive Officer reports on the performance of, and makes compensation recommendations for, executive officers other than herself and our Chairman. In developing recommendations, the Chief Executive Officer consults with the Chairman and the head of the human resources department. In addition, our human resources, legal, controllers and treasury departments support the Committee in its work and help administer our compensation programs. Exequity advises on executive compensation matters and provides compensation recommendations for our Chairman and Chief Executive Officer. The members of the Committee also familiarize themselves with compensation trends and competitive conditions through periodic consultations with compensation experts, including Exequity, and the review of market data and other information about relevant market practices.

A discussion of the composition and procedures of the Committee, including the role of Exequity, is set forth above under “Compensation Committee—Compensation Committee Procedures.”

Components of Compensation

To achieve our compensation objectives, we rely on the following compensation components, each of which is discussed in more detail below. The compensation structure is performance-oriented, with annual cash and long-term incentive programs designed to link the compensation of our named executive officers to the overall success of the Company and support the Company’s business strategy and performance.

Pay Component	Structure and Intended Purpose
Fixed
Salary	Fixed cash component designed to compensate individual for responsibility level of position held.
Variable
Annual performance-based cash awards

Variable cash component of pay designed to motivate and reward individual’s contributions to the achievement of short-term objectives by linking compensation to important annual financial and operating performance measures set by the Committee in advance based on the Company’s operating budget. Target payout is set as a percentage of salary, with higher percentages for individuals with greater responsibility.

For 2010, financial targets were based on EBITDA. See “—Executive Compensation—Annual Bonuses.”

Long-term incentive compensation, including performance-based cash awards and equity incentives in the form of stock options and restricted stock units	♦	Performance-based cash awards designed to reinforce the relationship between pay and performance by linking compensation to the achievement of important long-term financial performance measures set by the Committee in advance. Target payout is set as a specific amount, with higher targets for individuals with greater responsibility.

	♦	Targets set in 2010 were based on return on invested capital and operating cash flow margin and were derived from the three-year plan developed by management and reviewed and discussed with the Board of Directors. See “—Executive Compensation—Long-Term Incentive Compensation” below for a discussion of the performance targets and payouts for cycles ended in 2010.

	♦	Stock options designed to focus executives on increasing our Class A stock price over a specified vesting period and option term because the options produce value only if the stock price increases over the exercise price.

	♦	Restricted stock units designed to retain executives by conditioning delivery of the underlying shares of Class A stock (or the cash equivalent) upon completion of a specified vesting period (or upon retirement, death or disability). Restricted stock units also align executives’ interest with that of our stockholders.
Other benefits	♦	The SERP, when added to retirement income provided under other Company plans, ensures payment of a competitive level of retirement income to our executives. SERP benefits were frozen as of December 31, 2009, and the Company has adopted two unfunded supplemental defined contribution plans for executives. See “—Executive Compensation—Other Elements of Executive Compensation” for a description of these changes.

Pay Component	Structure and Intended Purpose
	♦	A deferred executive compensation plan (the “DEC”), which allows executives to defer portions of their salary, annual bonus and long-term performance award. The DEC does not provide for earnings at above-market or preferential rates, and the Company does not make contributions on behalf of participants.

	♦	Other employee benefit plans available to substantially all employees, including medical, life insurance and disability plans, and a Company match for contributions to the Company 401(k) Plan.

	♦	Limited perquisites.

Key Factors in Setting Compensation

In setting or recommending the amount of each component of an executive’s compensation and considering his or her overall compensation package, the Committee evaluates each of the following factors:

♦

Benchmarking—Each year, the Committee reviews market data for corporate executives in positions comparable to those of Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Follo, to the extent available, and operating unit executives in positions comparable to that of Mr. Heekin-Canedy. In preparation for its decision-making regarding 2010 compensation levels, in December 2009, the Committee examined market data on pay practices at the following 52 U.S. companies, mostly publicly traded, that included traditional newspaper companies, other print publishing companies, news and information companies of various sizes, and a selection of general industry companies with revenues comparable to the Company’s. These companies generated 2009 revenues ranging from approximately $125 million to $17 billion, with median revenues of approximately $3.0 billion. Each was a participant in the Towers Perrin Executive Compensation Database, a widely used source of executive compensation information.

Apollo Group, Inc.

Advance Publications, Inc.

A.H. Belo Corporation

Beckman Coulter, Inc.

Belo Corp.

The Brink’s Company

Cablevision Systems Corporation

Cabot Corporation

Carlson Companies

CompuCom Systems, Inc.

Convergys Corporation

Cox Enterprises, Inc.

Discovery Communications, Inc.

Dow Jones & Company, Inc.

Exterran Holdings, Inc.

GAF Materials Corporation

Gannett Co., Inc.

Google Inc.

GTECH Corporation

Hearst Corporation

Houghton Mifflin Harcourt

    Publishing Company

John Wiley & Sons, Inc.

KB Home

The McClatchy Company

The McGraw-Hill Companies, Inc.

Media General, Inc.

Meredith Corporation

MetroPCS Communications, Inc.

Perot Systems Corporation

PolyOne Corporation

Quintiles Transnational Corp.

R.H. Donnelley (now Dex One

    Corporation)

Ralcorp Holdings, Inc.

The Reader’s Digest Association, Inc.

Reed Business Information

Reuters America, Inc.

Scholastic Corporation

The Schwan Food Company

Shire plc

Terra Industries Inc.

The Scotts Miracle-Gro Company

The E.W. Scripps Company

The Washington Post Company

Time Inc.

Time Warner Cable Inc.

Tribune Company

Turner Broadcasting System, Inc.

United Rentals, Inc.

Viacom Inc.

Vulcan Materials Company

Worthington Industries, Inc.

Yahoo! Inc.

The Committee believes that this group provided an effective comparison because it included a sizable number of direct competitors as well as general industry companies representative of those with which the Company competes for senior executive talent.

Exequity provided information regarding market practices and trends and analyzed compensation data from the selected peer group of companies. In the case of media companies, which were included in the peer group regardless of size, the data was size-adjusted by revenues using regression analysis. The Committee measured the competitiveness of annual salaries for corporate executives against the 50th percentile; target total compensation (salary plus target bonus plus the value of long-term incentive awards) was reviewed against the 60th percentile to ensure a greater focus on pay for performance.

♦

Performance—The Committee ties a substantial portion of each named executive officer’s total potential compensation to Company and individual performance. All executive officers, including the named executive officers, are eligible for annual cash bonuses and long-term performance cash awards that reinforce the relationship between pay and performance by linking compensation to the achievement of important short- and long-term financial, strategic, operating and individual performance targets set by the Committee in advance based on the Company objectives set out in the operating budget.

The Committee considers the individual performance of each named executive officer by reviewing, among other factors, recommendations of the Chief Executive Officer (insofar as they relate to the named executive officers other than herself and our Chairman) and the achievement of pre-established individual performance objectives. The amount of each component of a named executive officer’s compensation is based in part on the Committee’s assessment of that individual’s performance.

♦

Internal Pay Equity—The Committee’s approach to compensation is that executives holding comparable positions of responsibility should have similar compensation opportunities, adjusted to reflect their responsibilities and role within the Company and recognizing that actual rewards earned should reflect achievement of individual performance objectives.

In setting compensation for 2010, the Committee reviewed tally sheets detailing the total compensation of the named executive officers. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios, as described in “— Payment Upon Termination or Change in Control Table.” At the completion of this review, the Committee concluded that the amounts of compensation to be paid were appropriate and reasonable in light of the factors discussed above.

Setting Performance Goals

A substantial portion of each named executive officer’s annual compensation depends on achievement of pre-defined performance goals. In setting financial performance targets, the Committee reviews our operating budget for the fiscal year and the most current three-year financial plan and sets specific incentive targets that are directly linked to short- or long-term performance objectives. Annual operating budgets and three-year plans are developed and submitted to the Board by management annually based on an assessment of the state of the business, the industry and expectations regarding annual and long-term performance. The annual budgets and three-year plans set financial performance objectives that management believes are aggressive but achievable based on the underlying strategic and operating assumptions regarding revenue and cost control initiatives. Typically, the Committee will set a target performance level for a 100% payout at the same level as the relevant objective. While future results cannot be predicted, the Committee believes that these performance targets are set at levels such that achievement of the target levels requires significant effort on the part of the executive officers and that payment of the maximum amounts would occur only upon the achievement of results substantially in excess of internal and market expectations at the time the targets are set.

Operating budgets and three-year plans are created independent of, and therefore the financial performance targets generally exclude, the effect of specified non-recurring or non-operational events, such as acquisitions and dispositions, changes in accounting rules, the cost of employee buyouts and changes in newsprint prices not reflected in our budget, shutdown costs associated with the closure of a business or facility and non-cash impairment charges.

Executive Compensation

Salaries

Salaries for executive officers are reviewed annually and are intended to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance.

From April 1, 2009, to December 31, 2009, base salaries for executive officers were reduced 5% from the prior levels (which had remained frozen from 2006-2008). In January 2010, salary levels were reset at the prior levels, except in the case of Mr. Golden, whose salary, like those of others in the Regional Media Group, was reduced 2.5% from the prior level for the first half of 2010 and then restored to his 2006-2008 level for the second half of the year. Effective March 1, 2010, salaries for Messrs. Follo and Heekin-Canedy were increased by 5%, to bring their compensation more in line with executives in comparable positions.

In 2011, salary levels for Mr. Sulzberger, Jr., Ms. Robinson and Mr. Golden remained at the 2006-2008 levels. Salaries for Messrs. Follo and Heekin-Canedy were increased 3% and 4%, respectively.

Annual Bonuses

In February 2010, the Committee set 2010 annual bonus targets for all executives, including the named executive officers, as a percentage of salary. The target percentages reflect prevailing external practices based on the annual benchmarking analysis and the Committee’s consideration of internal pay equity. Generally, the more responsible the executive officer’s position, the higher the target bonus percentage. For the named executive officers, target amounts ranged from 70% to 100% of base salary. The potential payout for each executive ranged from zero to 200% of the target amount, depending on the achievement of the Company and individual goals discussed below.

The Committee structured 2010 annual bonuses for corporate executives, including Mr. Sulzberger, Jr., Ms. Robinson, and Messrs. Golden and Follo, such that 75% of the award opportunity was contingent on the achievement of annual Companywide financial targets designed to advance our strategy, and 25% depended on the achievement of individual goals. For operating unit executives, including Mr. Heekin-Canedy, 35% of the annual bonus related to the Companywide targets and 65% reflected achievement with respect to unit and individual objectives.

For the 2010 awards, the Committee based the financial target portion on EBITDA excluding certain items. For this purpose, EBITDA is computed as operating profit plus depreciation and amortization adjusted to exclude the effect of acquisitions and dispositions; changes in accounting rules; the cost of employee buyouts not reflected in our budget; shutdown costs associated with the closure of a business or facility; non-cash impairment charges; and the effect of changes in newsprint prices not reflected in the budget. The Committee believes that EBITDA, as so adjusted, is a useful measure of our performance for compensation purposes because it facilitates comparisons of our historical operating performance on a consistent basis. In addition, EBITDA is a measure often used by investors, analysts and others and serves to align the interests of our executives and our stockholders.

Our 2010 budget and, as a result, the performance targets, took into account a projected challenging print advertising environment. The target performance level for a 100% payout was set at the operating budget objective, with potential payouts ranging from zero to 200% of target based upon a predetermined performance scale. In 2010, the Company exceeded its EBITDA target by a substantial margin, resulting in a payout at 200% of target. The following table reflects the target, the achievement level and potential and actual payout percentages for the financial component of the 2010 bonus.

	2010 Financial Target for 100% Payout	2010 Financial Target for 200% Payout	2010 Actual
		(dollars in thousands)
Company EBITDA, as adjusted	$290,722	$340,583	$366,797

The following table shows the computation of adjusted EBITDA, as defined above, for purposes of the financial component of the 2010 annual bonuses.

(in thousands)
Operating profit	$234,120
Depreciation and amortization	120,950

355,070

Pre-approved adjustments[1] to exclude the effect of:
Acquisitions and dispositions, net	(1,267)
Changes in accounting rules	—
Employee buyouts not reflected in budget	(4,550)
Shutdown costs associated with the closing of a business or facility	4,395
Noncash impairment charges	16,148
Effect of changes in newsprint prices not reflected in the budget	(2,999)

Total pre-approved adjustments	11,727

EBITDA, as adjusted	366,797

1.	In 2010, pre-approved adjustments had no effect on the payout percentage.

As noted above, bonuses also depended upon the officer’s achievement of individual goals, which are based on the executive’s contribution to EBITDA improvement, revenue growth and cost management for the Company and/or the executive’s operating unit, customer satisfaction, Company culture and innovation and other factors related to the executive’s span of control and accountability. Taking into account performance and results with respect to these measures, the Committee assessed each executive’s individual performance as follows:

Individual Performance
Arthur Sulzberger, Jr.	140%
Janet L. Robinson	140%
Michael Golden	135%
James M. Follo	125%
Scott Heekin-Canedy	150%

The Committee also retained the discretion to increase or decrease the individual component of the total bonus paid to each executive by up to 10% based on the continuing development of a diverse work force, including the inclusion of diverse candidates in hiring processes and the demonstration of personal commitment to diversity through participation in diversity-related activities, such as mentoring and sponsorship of affinity groups. For 2010, increases of 5% and 10%, respectively, were approved for Mr. Golden and Mr. Heekin-Canedy. No increase or decrease was made to the annual bonus of any other named executive officer.

The following table identifies the range of potential bonus payments for each named executive officer, including the minimum, target, maximum and actual bonus amounts awarded, in dollars and as a percentage of the executive’s 2010 base salary.

Name	Minimum ($)	Target ($) (% of base salary)	Maximum ($) (% of base salary)	Actual ($) (% of base salary)
Arthur Sulzberger, Jr.	0	1,087,000 (100%)	2,174,000 (200%)	2,010,950 (185%)
Janet L. Robinson	0	1,000,000 (100%)	2,000,000 (200%)	1,850,000 (185%)
Michael Golden	0	427,928 (70%)	855,856 (140%)	793,539 (130%)
James M. Follo	0	350,000 (70%)	700,000 (140%)	634,375 (127%)
Scott Heekin-Canedy	0	380,990 (70%)	761,980 (140%)	675,305 (124%)

In February 2011, the Committee determined to structure 2011 annual cash bonuses for corporate executives based on a similar allocation of 75% for Companywide performance and 25% for individual goals. For operating unit executives, 35% of the annual bonus will continue to depend on the Companywide performance targets and 65% will depend on individual goals. The Committee has eliminated the discretion to increase or decrease the portion of the bonus dependent upon individual goals by up to 10% based on the level of achievement of goals related to diversity efforts and instead will evaluate achievement as part of its assessment of individual performance. Performance targets will again be based on the adjusted EBITDA measure discussed above, and the Committee has set specific target amounts for each named executive officer as a percentage of base salary. The grants are designed to result in payouts at target amounts if the Company achieves its 2011 budgeted goals.

Long-Term Incentive Compensation

The Committee awards long-term compensation through long-term performance-based cash awards and equity incentives (in the form of stock options and restricted stock units). The Committee grants long-term incentive compensation opportunities to selected executives each year to promote alignment between stockholders and management, to replicate prevailing compensation practices in its benchmarking peer group and to ensure that the Company can continue to provide competitive pay.

In February 2011, the Committee decided to rebalance long-term incentive compensation to increase targeted value delivered through equity awards and reduce cash amounts potentially payable through long-term performance awards. The shift is intended to strengthen the structural alignment of long-term incentive compensation with stockholder interests.

Long-Term Performance Awards

Long-term performance awards are paid in cash, and are designed to align the interests of executives with the fulfillment of our longer-term strategic objectives and to reward them in relation to the achievement of these goals.

As a result of the Company’s shift from five-year to three-year cycles in 2007, two long-term performance cycles ended in 2010. Awards for the three-year cycle 2008-2010 were based on achievement with respect to two performance measures:

♦	50% of the award depended on revenue growth in excess of expense growth from continuing operations over a three-year period; and

♦	50% of the award depended on a performance measure based upon return on invested capital, or ROIC, from continuing operations over a three-year period.

We define ROIC as the quotient of:

♦	our net operating profit after taxes (defined for these purposes as operating profit plus income tax expense/(benefit) plus net income/(loss) from joint ventures), divided by,

♦	our average “invested capital”—total assets less non-interest-bearing current liabilities (current liabilities other than short-term debt and capital lease obligations).

Potential payments with respect to the revenue growth/expense growth performance measure ranged from 25% of target for revenue growth of 0.5% in excess of expense growth, 100% of target for revenue growth of 1.0% in excess of expense growth, to 175% of target for revenue growth of 1.5% or more in excess of expense growth.

Potential payments with respect to the ROIC performance measure ranged from 25% of target for 5.53% ROIC, 100% of target for ROIC of 6.71%, to 175% of target for ROIC equal to or greater than 7.89%.

For the 2008-2010 cycle, no payouts were made. Performance with respect to revenue/expense management fell short of the minimum level, as significant expense reductions achieved as a result of the Company’s sustained cost-control efforts discussed above under “—Executive Summary—2010 Compensation Highlights,” did not offset advertising revenue declines. Achievement against the ROIC metric dropped below the threshold performance level due to lower advertising revenues and resulting operating profit declines. The following table summarizes the range of potential payments and actual awards earned based on results over the 2008-2010 long-term performance cycle.

Name	Minimum ($)	Target ($)	Maximum ($)	Actual ($)
Arthur Sulzberger, Jr.	0	2,000,000	3,000,000	0
Janet L. Robinson	0	2,000,000	3,000,000	0
Michael Golden	0	400,000	700,000	0
James M. Follo	0	300,000	525,000	0
Scott Heekin-Canedy	0	400,000	700,000	0

The second long-term performance cycle to end in 2010 began in 2006. Awards for that five-year cycle were based on performance with respect to two measures:

♦	50% was tied to the percentage increase in the Company’s revenues in excess of the percentage increase in costs and expenses measured over the five-year period 2006-2010; and

♦	50% was tied to relative total stockholder return, or “TSR” for the Company compared with the TSR for a group of comparable media companies over that period.

The revenue growth/expense growth target for the 2006-2010 cycle was not achieved at minimum target levels as significant expense reductions did not offset advertising revenue declines, and no payout was made for this portion of the award. TSR was defined as the aggregate total return to a stockholder in respect of an investment in a company’s common stock, assuming reinvestment of all cash dividends. The group of comparable media companies consisted of Gannett Co., Inc., Media General, Inc., The McClatchy Company and The Washington Post Company. Payouts depended on where the Company’s TSR ranked among those peers. For 2006-2010, the Company’s TSR ranked second in the peer group, resulting in achievement of 137.5% of the target amount for the TSR measure. Accordingly, achievement for the cycle was 68.75%, or half of 137.5%.

The range of potential awards payable and the actual amounts paid to the named executive officers in respect of the 2006-2010 performance cycle are set forth below.

Name	Minimum ($)	Target ($)	Maximum ($)	Actual ($)
Arthur Sulzberger, Jr.	0	700,000	1,225,000	481,250
Janet L. Robinson	0	690,000	1,207,500	474,375
Michael Golden	0	370,000	647,500	254,375
James M. Follo	0	296,000	518,000	203,500
Scott Heekin-Canedy	0	370,000	647,500	254,375

Long-term performance awards granted in 2010 relate to the three-year period 2010-2012. Award payment depends on achievement with respect to two performance measures:

♦	50% of the potential award depends upon ROIC, as defined above (but excluding net income/(loss) from joint ventures); and

♦	50% of the potential award depends upon operating cash flow margin, defined as operating profit before depreciation, amortization and special items divided by revenues over the three-year period.

Both metrics will be adjusted for special items that include the effects of significant acquisitions and dispositions (i.e., those above $10 million), shutdown costs associated with the closure of a business or facility, changes in accounting rules, the cost of employee buyouts and changes in newsprint prices not reflected in our three-year plan, and non-cash impairment charges for assets held for more than three years.

The Committee believes that the ROIC metric aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with the long-term creation of stockholder value, while also ensuring a better balance with other elements of long-term compensation, such as options and restricted stock units, which are tied to stock market performance. The Committee also believes the ROIC metric encourages plan participants to take actions that directly affect our achievement of the targets.

The Committee believes that the operating cash flow margin metric enhances the link between an award payment and the successful execution of our current revenue strategy and cost control initiatives, as reflected in the Company’s three-year plan, which are particularly important during the current period of historical transformation in the industry.

Achievement with respect to each element of the award will be independent of the other. The actual award paid will be contingent on performance relative to the two measures and will range from 0% to 175% of the target amounts. For our named executive officers, the target amounts for the long-term performance awards granted in 2010 for the three-year period 2010-2012 range from $400,000 to $2,000,000, with awards interpolated for performance between threshold and target and between target and maximum. The maximum payout for Mr. Sulzberger, Jr. and Ms. Robinson was set at $3,000,000 (rather than $3,500,000, or 175% of the target) due to an annual per person cap under the Company’s plans.

Name	Minimum ($)	Target ($)	Maximum ($)
Arthur Sulzberger, Jr.	0	2,000,000	3,000,000
Janet L. Robinson	0	2,000,000	3,000,000
Michael Golden	0	400,000	700,000
James M. Follo	0	400,000	700,000
Scott Heekin-Canedy	0	400,000	700,000

For the long-term performance awards granted in February 2011 for the three-year period 2011-2013, amounts that may potentially be paid will depend 50% on ROIC from continuing operations and 50% based on operating cash flow margin. As discussed above, the targeted cash payouts payable upon the achievement of these goals were reduced, with a portion of total long-term incentive value shifted to equity awards.

Stock-Based Compensation

Stock-based compensation for eligible employees, including the named executive officers, consists of stock options and restricted stock units. Stock options have an exercise price set at the market price on the date of grant, calculated as the average of high and low stock prices, vest ratably over three years and expire after ten years. Restricted stock units granted to executive officers, including the named executive officers, in 2010 were cash-settled units that vest at the end of three years. During this vesting period, the units are generally forfeited if the holder leaves our employ other than as a result of death, disability or retirement (in which case the units vest).

Our Committee makes annual equity grants to key employees, including executives, at a regularly scheduled meeting. In February 2010, our named executive officers received the following grants of stock options and cash-settled restricted stock units:

Name	Options (#)	Restricted Stock Units (#)
Arthur Sulzberger, Jr.	181,650	13,650
Janet L. Robinson	181,650	13,650
Michael Golden	42,000	4,305
James M. Follo	42,000	4,253
Scott Heekin-Canedy	42,000	4,305

In 2010, our executives were granted significantly fewer stock options and restricted stock units than in 2009; however, the aggregate dollar value of each recipient’s stock-based compensation was generally equivalent from year to year, consistent with the Committee’s desire to maintain competitive compensation levels. The target values for these grants were based on the award sizes reported in the annual benchmarking analysis as being representative of external norms for executives serving in similar positions.

In February 2011, the Committee granted stock options and stock-settled restricted stock units to executive officers, including the named executive officers. The following table shows the details of the 2011 grants for each named executive officer.

Name	Options (#)	Restricted Stock Units (#)
Arthur Sulzberger, Jr.	165,735	73,413
Janet L. Robinson	165,735	73,413
Michael Golden	42,751	19,033
James M. Follo	42,751	19,033
Scott Heekin-Canedy	42,751	19,033

The grant amounts reflect the Committee’s decision, described above, to rebalance long-term incentive compensation to increase targeted value delivered through equity awards and reduce cash amounts potentially payable through long-term performance awards.

It has long been our policy to not grant “in-the-money options” in any manner, including granting an option with an exercise price set at the market price as of a date preceding the grant date. Awards made other than pursuant to the annual equity grant—for example, to newly hired or recently promoted employees—typically take place shortly after issuance of our quarterly earnings releases, and grants to new employees occur only after employment has commenced. In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as for newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters.

Actual Versus Target Compensation

The tables below set forth, for the named executive officers, a comparison between “target compensation” and “actual compensation,” for 2010. The variance between 2010 target and actual compensation arises from several factors that are discussed throughout this Compensation Discussion and Analysis.

2010 Target Compensation

Name	Base Salary ($)	Annual Bonus ($)(1)	2006-2010 Long-Term Cycle ($)(2)	2008-2010 Long-Term Cycle ($)(2)	Stock Options ($)(3)	Restricted Stock Units ($)(3)	Total ($)
Arthur Sulzberger, Jr.	1,087,000	1,087,000	700,000	2,000,000	906,434	151,925	5,932,359
Janet L. Robinson	1,000,000	1,000,000	690,000	2,000,000	906,434	151,925	5,748,359
Michael Golden	619,163	427,928	370,000	400,000	209,580	47,915	2,074,586
James M. Follo	500,000	350,000	296,000	300,000	209,580	47,336	1,702,916
Scott Heekin-Canedy	544,271	380,990	370,000	400,000	209,580	47,915	1,952,756

2010 Actual Compensation vs. Target

Name	Base Salary ($) (% of Target)	Annual Bonus ($)(1) (% of Target)	2006-2010 Long-Term Cycle ($)(2) (% of Target)	2008-2010 Long-Term Cycle ($)(2)	Stock Options ($)(3)	Restricted Stock Units ($)(3)	Total ($) (% of Target)
Arthur Sulzberger, Jr.	1,087,000 (100%)	2,010,950 (185%)	481,250 (68.75%)	0	906,434	151,925	4,637,559 (78%)
Janet L. Robinson	1,000,000 (100%)	1,850,000 (185%)	474,375 (68.75%)	0	906,434	151,925	4,382,734 (76%)
Michael Golden	619,163 (100%)	793,539 (185%)	254,375 (68.75%)	0	209,580	47,915	1,924,572 (93%)
James M. Follo	500,000 (100%)	634,375 (181%)	203,500 (68.75%)	0	209,580	47,336	1,594,791 (94%)
Scott Heekin-Canedy	544,271 (100%)	675,305 (177%)	254,375 (68.75%)	0	209,580	47,915	1,731,446 (89%)

1.	Annual bonuses for 2010 were payable for achievement of a performance goal based on EBITDA as well as for achievement of individual and diversity goals. See “—Executive Compensation—Annual Bonuses.”

2.	Due to the Company’s previous change from five-year to three-year performance cycles, two separate long-term performance cycles ended in 2010.

3.	Stock option and restricted stock unit grants for 2010, while subject to vesting requirements, were not performance based. Accordingly, the amount of the grants for 2010, at grant date fair value, is included for both “target” and “actual.”

Other Elements of Executive Compensation

Our executive officers, including the named executive officers, have historically participated in the SERP, a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals. Effective December 31, 2009, the defined benefit pension plan for nonunion employees, the SERP and several other defined benefit plans were frozen. Benefits earned by participants prior to January 1, 2010, were not affected. In connection with the freezing of the SERP, the Company added an employer-paid non-elective contribution under the Company 401(k) Plan and adopted two unfunded supplemental defined contribution plans for executives. For a further discussion of the SERP and the two new plans, see “—Pension Benefits” below.

We provide certain limited perquisites to our executive officers. Perquisites provided in 2010 consisted primarily of financial planning services. Our Committee believes that perquisites provided to executive officers are modest compared to those provided to executives at other public companies.

Recoupment of Compensation

The Company has a policy on recoupment of performance-based bonuses in the event of certain restatements of financial results arising due to an executive officer’s fraud or intentional misconduct. This policy is described above under “Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.”

Stock Ownership Guidelines

Since 2004, we have maintained minimum stock ownership guidelines for those executive officers named in the “Summary Compensation Table.” The Chairman is required to own shares of the Company’s Class A stock equal in value to three times his current annual base salary, and the other named executive officers are required to own shares equal in value to one or two times his or her current annual base salary. Stock- and cash-settled restricted stock units, as well as shares held through the Company 401(k) Plan, are counted in calculating ownership, but stock options and SARs are not. An executive officer’s stock holdings are valued at the greater of the fair market value or the officer’s tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). Each affected executive officer has five years from becoming subject to the guidelines to attain the full holding requirements. All of our named executive officers are in compliance with the guidelines.

In addition, as part of our insider trading policy, executive officers may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions, or hold Company stock in a margin account or pledge Company stock as collateral for a loan.

Tax Matters

The Internal Revenue Code imposes limitations on the deductibility of compensation paid to certain executive officers named in the “Summary Compensation Table.” Certain compensation, including performance-based compensation meeting specified requirements, is exempt from this deduction limit. To the extent consistent with corporate performance objectives, we have structured, and intend to continue to structure, performance-based compensation to executive officers who may be subject to these limitations in a manner that maximizes the available deduction. However, we have awarded non-deductible compensation in the past, and we expect to do so in the future when we deem that it is necessary to further the objectives of executive compensation.

The principal components of non-deductible compensation include the individual and diversity components of the executive officers’ annual bonuses and restricted stock units. The Committee continues to evaluate these items on an annual basis. The Committee believes that retaining the discretion to award annual bonuses based in part on individual goals and diversity efforts furthers the interests of the Company notwithstanding the increased cost of awarding non-deductible compensation.

Summary Compensation Table

The following table summarizes the total compensation earned by each named executive officer for the fiscal year ended December 26, 2010.

Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Arthur Sulzberger, Jr. Chairman of the Board and Publisher, The New York Times	2010 2009 2008	1,087,000 1,046,238 1,087,000	— — 38,045	151,925 181,250 —	906,434 1,085,000 —	2,492,200 2,413,645 597,850	1,256,497 1,307,165 559,826	108,412 31,693 48,878	6,002,468 6,064,991 2,331,599

Janet L. Robinson President and Chief Executive Officer	2010 2009 2008	1,000,000 962,500 1,000,000	— — 35,000	151,925 181,250 1,315,275	906,434 1,435,750 896,000	2,324,375 2,253,750 562,500	794,309 1,833,441 898,171	102,166 31,693 46,368	5,279,209 6,698,384 4,753,314

Michael Golden Vice Chairman, and President and Chief Operating Officer, Regional Media Group	2010 2009 2008	619,163 603,488 627,000	— — 21,945	47,915 43,500 —	209,580 147,775 —	1,047,914 1,085,629 241,395	209,974 627,774 342,736	49,431 70,144 263,883	2,183,977 2,578,310 1,496,959

James M. Follo Senior Vice President and Chief Financial Officer	2010 2009 2008	500,000 462,000 480,000	— — 21,600	47,336 36,250 202,350	209,580 147,775 224,000	837,875 637,890 161,700	— — —	201,214 13,354 7,144	1,796,005 1,297,269 1,096,794

Scott Heekin-Canedy President and General Manager, The New York Times	2010 2009 2008	544,271 502,906 522,500	— — 18,288	47,915 47,125 252,938	209,580 160,625 257,600	929,680 950,696 238,423	474,173 916,615 763,218	167,016 30,595 40,624	2,372,635 2,608,562 2,093,591

1.	From April 1, 2009, to December 31, 2009, base salaries for the executive officers were reduced 5%. The action was in connection with salary reductions that generally affected the Company’s nonunion employees.

2.	In accordance with SEC proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock units, stock options and SARs made during the respective fiscal years computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 17 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 26, 2010. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized.

At their request, Messrs. Sulzberger, Jr. and Golden received no restricted stock unit or stock option awards in 2008, significantly reducing their compensation.

3.	The “Non-Equity Incentive Plan Compensation” column reflects payments in connection with our annual bonus and long-term performance awards as follows:

Name	Annual Bonus	Long-Term Performance Award (2006-2010 Cycle)	Long-Term Performance Award (2008-2010 Cycle)
Arthur Sulzberger, Jr.	$2,010,950	$481,250	0
Janet L. Robinson	1,850,000	474,375	0
Michael Golden	793,539	254,375	0
James M. Follo	634,375	203,500	0
Scott Heekin-Canedy	675,305	254,375	0

4.	The “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column includes the aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under the Pension Plan and the SERP accrued during 2010. The calculation of the actuarial present value of accumulated benefits assumes a discount rate as of December 26, 2010, of 5.65% for the Pension Plan and 5.45% for the SERP, and a discount rate as of December 27, 2009, of 6.30% for the Pension Plan and 6.00% for the SERP. For a discussion of the assumptions used in calculating the actuarial present value, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 26, 2010. The amounts shown in column (h) for 2009 have been revised from the 2010 proxy statement to correct a computational error.

The increases in the actuarial present value are for the most part a function of the assumed discount rate and the fact that each executive is a year closer to retirement. As the benefit can only be paid in the form of an annuity, and not as a lump sum, a change in the present value has no impact on the amount an individual will receive. The Company froze the Pension Plan and the SERP effective December 31, 2009, and accordingly, the anticipated annual Pension Plan and SERP payments to the named executive officers, assuming retirement at or after age 60 with ten years of service (the first point at which the named executive officers would be eligible to retire with unreduced benefits under the SERP), have not increased from 2009 to 2010.

Concurrently with the freezing of the Pension Plan and the SERP, the Company increased matching contributions under the Company 401(k) Plan and adopted two unfunded supplemental defined contribution plans for executives, the Savings Restoration Plan (the “Restoration Plan”) and the Supplemental Executive Savings Plan (the “SESP”). See “—Pension Benefits.”

None of the DEC, the Restoration Plan or SESP provide for earnings at above-market or preferential rates. As a result, no earnings related to these plans are included in column (h).

5.	The table below shows the 2010 components of column (i), which include perquisites, the Company match for each named executive officer’s contributions to the Company 401(k) Plan, the Company credit to each named executive officer’s account under the Restoration Plan (together with the Company 401(k) Plan, the “Savings Plans”), the Company credit available to each named executive officer under the SESP, and life insurance premiums. The credits to the Restoration Plan and the SESP are also disclosed in the “Nonqualified Deferred Compensation” table.

Name	Perquisites[a]	Contributions to Savings Plans[b]	SESP Credits[c]	Life Insurance Premiums[d]
Arthur Sulzberger, Jr.	$17,510	$88,394	—	$2,508
Janet L. Robinson	16,500	83,050	—	2,616
Michael Golden	—	47,896	—	1,535
James M. Follo	—	33,482	166,528	1,204
Scott Heekin-Canedy	16,500	43,693	104,809	2,014

(a)	Amounts for Mr. Sulzberger, Jr., Ms. Robinson and Mr. Heekin-Canedy include the incremental cost to the Company of financial planning services ($16,500). The amount for Mr. Sulzberger, Jr. also includes the cost of an executive physical.

(b)	Amounts represent our match of employee contributions (per Internal Revenue Service limits) to the Company 401(k) Plan and our credits to the named executive officers’ accounts under the Restoration Plan. See “—Nonqualified Deferred Compensation—Restoration Plan.” Our matching contributions to the Company 401(k) Plan for 2010 were made 60% in cash and 40% in shares of our Class A stock.

(c)	Amounts represent the available credits to the named executive officers’ accounts under the SESP. Under the terms of the SESP, in no event may the sum of the benefits payable under the SESP and the SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen as of December 31, 2009. The amounts included in the table reflect the reduction to the nominal credited amount that would be made to each named executive officer’s account as of December 31, 2010 in accordance with the foregoing plan provision. See “—Nonqualified Deferred Compensation—Supplemental Executive Savings Plan.”

(d)	We pay premiums for basic life insurance for eligible employees, including our executive officers. Coverage is equal to an employee’s annual salary, with a minimum of $20,000 and a maximum of $1 million.

Grants of Plan-Based Awards

The table below summarizes grants of annual and long-term performance awards, restricted stock units and stock options/SARs to our named executive officers in 2010.

Name (a)	Award Type		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[5]
		Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)

Arthur Sulzberger, Jr.	Long-Term Performance Award[1]	2/18/2010	0	2,000,000	3,000,000
	Annual Bonus Program[2]	2/18/2010	0	1,087,000	2,174,000
	Annual Restricted Stock Unit Grant[3]	2/18/2010				13,650			151,925
	Annual Option Grant[4]	2/18/2010					181,650	11.13	906,434

Janet L. Robinson	Long-Term Performance Award[1]	2/18/2010	0	2,000,000	3,000,000
	Annual Bonus Program[2]	2/18/2010	0	1,000,000	2,000,000
	Annual Restricted Stock Unit Grant[3]	2/18/2010				13,650			151,925
	Annual Option Grant[4]	2/18/2010					181,650	11.13	906,434

Michael Golden	Long-Term Performance Award[1]	2/18/2010	0	400,000	700,000
	Annual Bonus Program[2]	2/18/2010	0	427,928	855,856
	Annual Restricted Stock Unit Grant[3]	2/18/2010				4,305			47,915
	Annual Option Grant[4]	2/18/2010					42,000	11.13	209,580

James M. Follo	Long-Term Performance Award[1]	2/18/2010	0	400,000	700,000
	Annual Bonus Program[2]	2/18/2010	0	350,000	700,000
	Annual Restricted Stock Unit Grant[3]	2/18/2010				4,253			47,336
	Annual Option Grant[4]	2/18/2010					42,000	11.13	209,580

Scott Heekin-Canedy	Long-Term Performance Award[1]	2/18/2010	0	400,000	700,000
	Annual Bonus Program[2]	2/18/2010	0	380,990	761,980
	Annual Restricted Stock Unit Grant[3]	2/18/2010				4,305			47,915
	Annual Option Grant[4]	2/18/2010					42,000	11.13	209,580

1.	Long-term performance award: threshold, target and maximum amounts in connection with our long-term performance awards for the 2010-2012 cycle. The actual amount that will be paid will depend on two performance measures and will range from $0 to the maximum amount, depending on performance. Amounts that are ultimately paid will be included in the Summary Compensation Table under column (g) for the year of payment. See “—Compensation Discussion and Analysis” for a description of the performance measures.

2.	Annual bonus program: threshold, target and maximum amounts in connection with our 2010 annual bonus program. The actual amounts that were paid are included in the Summary Compensation Table under column (g) for 2010. See “—Compensation Discussion and Analysis” for a description of the targets and the level of achievement for 2010.

3.

Restricted stock units granted in 2010: These units are settled in cash based on the market value of Class A stock at vesting. During the three-year vesting period, the units are forfeited if the holder leaves the employ of the Company other than as a result of death, disability or retirement (in which case the units vest). The holder of restricted stock units is entitled to receive payments equivalent to dividends, if any, that may be paid on Class A stock; no preferential rate is paid. The Company paid no dividends in 2010. The aggregate grant date fair values of the grants are included in the Summary Compensation Table under column (e) for 2010.

4.	Stock options granted in 2010: All options are for Class A stock and have an exercise price of $11.13, equal to the average of the high and low stock prices, as reported on the NYSE, on the February 18, 2010, grant date. The options vest in equal annual increments over three years and expire after ten years. The aggregate grant date fair values of the stock options are included in the Summary Compensation Table under column (f) for 2010.

5.	This column shows the grant date fair values of restricted stock units and stock options awarded to all named executive officers on February 18, 2010, as estimated for financial reporting purposes ($11.13 per restricted stock unit; $4.99 per option). These amounts reflect accounting expenses and may not represent the actual value that will be realized.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock options, SARs and restricted stock units as of December 26, 2010. At their request, no stock-based compensation was awarded to Messrs. Sulzberger, Jr. and Golden at the time of the annual grants to other executives in December 2006 and February 2008.

	Option Awards[1]				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Arthur Sulzberger, Jr.[3]	0	181,650	11.13	2/18/2020	63,650	633,954
	73,334	266,666	3.625	2/19/2019
	33,334	66,666	3.625	2/19/2019
	0	0	—	2/21/2018
	0	0	—	12/14/2016
	150,000	0	27.445	12/20/2015
	59,000	0	39.595	12/16/2014
	90,000	0	46.340	12/18/2013
	150,000	0	46.015	12/12/2012
	150,000	0	43.055	12/18/2011

Janet L. Robinson	0	181,650	11.13	2/18/2020	153,650	1,530,354
	133,334	266,666	3.625	2/19/2019
	33,334	66,666	3.625	2/19/2019
	125,000	125,000	20.235	2/21/2018
	200,000	200,000	20.235	2/21/2018
	225,000	0	23.830	12/14/2016
	149,000	0	27.445	12/20/2015
	55,000	0	39.595	12/16/2014
	48,000	0	46.340	12/18/2013
	80,000	0	46.015	12/12/2012
	80,000	0	43.055	12/18/2011

Michael Golden[4]	0	42,000	11.13	2/18/2020	16,305	162,398
	38,334	76,666	3.625	2/19/2019
	0	0	—	2/21/2018
	0	0	—	12/14/2016
	60,000	0	27.445	12/20/2015
	29,670	0	39.595	12/16/2014
	48,000	0	46.340	12/18/2013
	80,000	0	46.015	12/12/2012
	80,000	0	43.055	12/18/2011

James M. Follo	0	42,000	11.13	2/18/2020	29,753	296,340
	38,334	76,666	3.625	2/19/2019
	50,000	50,000	20.235	2/21/2018
	40,500	13,500	23.865	2/02/2017

Scott Heekin-Canedy	0	42,000	11.13	2/18/2020	36,305	361,598
	41,667	83,333	3.625	2/19/2019
	57,500	57,500	20.235	2/21/2018
	65,000	0	23.830	12/14/2016
	60,000	0	27.445	12/20/2015
	26,120	0	39.595	12/16/2014
	24,000	0	46.340	12/18/2013
	23,000	0	46.015	12/12/2012
	23,000	0	43.055	12/18/2011

1.	Stock options granted to these executives before 2009 become exercisable in four equal annual installments and have a term of ten years. Stock options granted in 2009 and 2010 become exercisable in three equal annual installments and have a term of ten years.

2.	Market value at December 23, 2010 ($9.96), the last trading day of our 2010 fiscal year. Restricted stock units granted before 2008 vest 100% on the fifth anniversary of grant. Restricted stock units granted in 2008, 2009 and 2010 vest 100% on the third anniversary of grant. The grant and vesting dates of the restricted stock unit awards are as follows.

Name	Restricted Stock Units	Grant Date	Vesting Date
Arthur Sulzberger, Jr.	13,650	2/18/2010	2/18/2013
	50,000	2/19/2009	2/19/2012
	0	2/21/2008	2/21/2011
	0	12/14/2006	12/14/2011

Janet L. Robinson	13,650	2/18/2010	2/18/2013
	50,000	2/19/2009	2/19/2012
	65,000	2/21/2008	2/21/2011
	25,000	12/14/2006	12/14/2011

Michael Golden	4,305	2/18/2010	2/18/2013
	12,000	2/19/2009	2/19/2012
	0	2/21/2008	2/21/2011
	0	12/14/2006	12/14/2011

James M. Follo	4,253	2/18/2010	2/18/2013
	10,000	2/19/2009	2/19/2012
	10,000	2/21/2008	2/21/2011
	5,500	2/2/2007	2/2/2012

Scott Heekin-Canedy	4,305	2/18/2010	2/18/2013
	13,000	2/19/2009	2/19/2012
	12,500	2/21/2008	2/21/2011
	6,500	12/14/2006	12/14/2011

3.	Mr. Sulzberger, Jr. has transferred the following stock options included in the table above to his former wife.

Amount	Option Expiration Date
75,000	12/20/2015
29,500	12/16/2014
45,000	12/18/2013
75,000	12/12/2012
75,000	12/18/2011

4.	Mr. Golden has transferred the following stock options included in the table above to a family limited partnership of which his wife is a general partner.

Amount	Option Expiration Date
20,000	12/12/2012
40,000	12/18/2011

Option Exercises and Stock Vested

The following table shows amounts received upon the exercise of stock options or vesting of restricted stock units.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)		(d)	(e)
Arthur Sulzberger, Jr.	60,000	$287,484	[1]	30,000	$294,000	[2]
Janet L. Robinson	—	—		74,000	725,200	[2]
Michael Golden	—	—		12,000	117,600	[2]
James M. Follo	—	—		—	—
Scott Heekin-Canedy	—	—		12,000	117,600	[2]

1.	Represents the difference between the market price of Class A stock ($8.4164) on November 8, 2010, and the exercise price of the options ($3.625).

2.	Represents the market value of shares of Class A stock upon vesting on December 20, 2010 ($9.80), of restricted stock units granted on December 20, 2005.

Pension Benefits

The following table shows the number of years of credited service and actuarial present value of accumulated benefit under the Pension Plan and the SERP as of December 26, 2010, the measurement date for each plan. The present value amounts are estimates only, and do not necessarily reflect the actual amounts that will be paid to the named executive officers.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)[1] (d)	Payments During Last Fiscal Year ($) (e)
Arthur Sulzberger, Jr.	Pension Plan	31	924,001	0
	SERP	31	10,599,206	0

Janet L. Robinson	Pension Plan	26	889,136	0
	SERP	26	9,987,231	0

Michael Golden	Pension Plan	25	741,020	0
	SERP	25	5,232,974	0

James M. Follo	Pension Plan	2	—	0
	SERP	2	—	0

Scott Heekin-Canedy	Pension Plan	19	476,944	0
	SERP	19	3,778,471	0

1.	The assumed retirement age used to calculate the actuarial present value of each named executive officer’s accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. Under the Pension Plan, Mr. Sulzberger, Jr. would be eligible to receive unreduced benefits at age 62 with 30 years of service, Ms. Robinson would be eligible to receive unreduced benefits at age 63 with 30 years of service, and all other named executive officers would be eligible to receive unreduced benefits at age 65. Under the SERP, each named executive officer would be eligible to receive unreduced benefits at age 60 with 10 years of service. For a discussion of the assumptions used in calculating the valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 26, 2010.

Pension Plan

The Pension Plan is a defined benefit pension plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. It is designed to provide retirement income to eligible employees and their beneficiaries. Employees who were hired prior to January 1, 2009, who are at least 21 years old and are not covered by a collective bargaining agreement are eligible to participate in the Pension Plan after completing one year of service, during which they completed at least 1,000 hours of service. All of the named executive officers are participants. Effective December 31, 2009, the Company froze the Pension Plan, meaning no additional benefits accrue after that date.

Computation of Pension Plan Benefits

Previously accrued benefits are determined under a formula that provides an annuity benefit at normal retirement age (65). This amount is the sum of:

♦	1 1/2% of final average earnings (as of December 31, 2008) times years of service up to 25 years (as of December 31, 2008) plus

♦	5/8% of final average earnings (as of December 31, 2008) times years of service in excess of 25 years up to 40 years (as of December 31, 2008) plus

♦	5/8% of final average earnings (as of December 31, 2009) times years of service from December 31, 2008 to January 1, 2010;

provided no more than 40 years of service in total may be used in the formula. However, if greater, the annual annuity benefit at normal retirement age is 1.1% of final average earnings (as of December 31, 2009) times years of service (as of December 31, 2009) up to 40 years.

“Final average earnings” are based on the highest 60 consecutive calendar months of earnings during the 120 consecutive months before December 31, 2008 or December 31, 2009, as applicable. For this purpose, earnings include total earnings from base salary, annual cash bonuses, and sales commissions, if any, but are limited each year in accordance with Internal Revenue Service rules ($245,000 in 2010).

Payment of Benefits

Benefits are payable at age 65 (unless the participant is eligible for early retirement and elects to commence payment before age 65). The normal payment form is a straight life annuity for unmarried participants and subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available. A participant may not elect to receive retirement benefits in a single lump sum payment.

Early Retirement

Reduced benefits are available to participants retiring after age 55 with at least five years of service. As of December 26, 2010, the last day of our 2010 fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement.

Age and Service Credits

We do not have a policy of granting additional age or service credit under the Pension Plan, although the Company has on an ad hoc basis amended the Pension Plan to grant age and/or service credits to specific groups of employees in connection with divestitures or in connection with employees who elected to be covered by a voluntary buyout plan. None of our named executive officers have been granted age or service credits under the Pension Plan beyond his or her actual service.

Supplemental Executive Retirement Plan

The SERP is a non-qualified defined benefit pension plan designed to provide participants with a competitive amount of total retirement income when added to the retirement income from the Pension Plan. Only key senior Company executives designated by the SERP Committee, a Company management committee, can participate in the SERP. All of the named executive officers are participants.

Like the Pension Plan, the SERP was amended effective December 31, 2009, to discontinue future benefit accruals.

SERP Benefits

SERP retirement benefits are based on a participant’s years of service with the Company and final average earnings, both determined as of December 31, 2009. Final average earnings for purposes of the SERP are computed the same way as under the Pension Plan, except that there is no annual limit on the amount of earnings that can be taken into account when computing SERP benefits. A participant vests in his or her SERP benefit upon attaining age 55 and completing ten years of service. The normal payment form is the straight life annuity for unmarried participants and subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available, all actuarially equivalent in value. A participant may not elect to receive a lump sum payment. Distributions are subject to compliance with Section 409A of the Internal Revenue Code. All participants are subject to non-competition restrictions for the duration of the period during which the participant is receiving benefits under the SERP.

Normal Retirement

The annual SERP retirement benefit payable at normal retirement age (age 65) to a participant with at least 20 years of service as of December 31, 2009 is equal to 50% of “final average earnings” as of December 31, 2009, minus the benefits paid under the Pension Plan at age 65. All of the named executive officers, except Mr. Follo and Mr. Heekin-Canedy, have at least 20 years of service.

As a result of SERP amendments effective January 1, 2009, and December 31, 2009, participants with less than 20 years of service as of December 31, 2008, receive an annual SERP retirement benefit payable at normal retirement age (age 65) equal to (a) 2.5% of final average earnings as of December 31, 2009 for each year of service as of December 31, 2008, plus (b) 2.2% of final average earnings as of December 31, 2009 for each year of service after December 31, 2008 and prior to January 1, 2010, provided that the aggregate years of service shall not exceed 20 years of service, minus (c) benefits under the Pension Plan at age 65. Mr. Follo and Mr. Heekin-Canedy have less than 20 years of service, and accordingly their benefits will be determined at the reduced rate.

Early Retirement

A SERP participant who retires between the ages of 60 and 65 with 10 or more years of service will receive a benefit based on the participant’s service and final average earnings at retirement. This benefit will not be reduced because of early commencement. However, the benefit of a SERP participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by  1/3 of 1% for each month benefits commence prior to age 60.

As of December 26, 2010, the last day of our 2010 fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement with SERP Committee consent.

Age and Service Credits

The service credit that is used for calculating SERP retirement benefits can be more than a participant’s actual service in specified situations authorized by the committee that administers the SERP. In the past, the SERP Committee has authorized additional service credit in connection with individual voluntary severance arrangements. None of our named executive officers have been granted age or service credits under the SERP beyond his or her actual years of service.

Nonqualified Deferred Compensation

The following table shows Company and participant contributions, earnings and balances as of December 31, 2010, under the Restoration Plan, the SESP and our DEC.

Name (a)	Plan	Executive Contributions in Last FY ($)[1] (b)	Registrant Contributions in Last FY ($)[2] (c)	Aggregate Earnings in Last FY ($)[3] (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at Last FYE ($) (f)
Arthur Sulzberger, Jr.	Restoration Plan	—	68,794	—	—	68,794
	SESP	—	—	—	—	—
	DEC	—	—	38,568	—	433,478

	Total	—	68,794	38,568	—	502,272

Janet L. Robinson	Restoration Plan	—	63,450	—	—	63,450
	SESP	—	—	—	—	—
	DEC	—	—	—	—	—

	Total	—	63,450	—	—	63,450

Michael Golden	Restoration Plan	—	28,296	—	—	28,296
	SESP	—	—	—	—	—
	DEC	—	—	455,387	109,764	3,188,125

	Total	—	28,296	455,387	109,764	3,216,421

James M. Follo	Restoration Plan	—	17,629	—	—	17,629
	SESP	—	166,528	—	—	166,528
	DEC	—	—	—	—	—

	Total	—	184,157	—	—	184,157

Scott Heekin-Canedy	Restoration Plan	—	24,093	—	—	24,093
	SESP	—	104,809	—	—	104,809
	DEC	—	—	16,611	—	138,045

	Total	—	128,902	16,611	—	266,947

1.	Participants are not permitted to make contributions under the Restoration Plan or the SESP.

2.	Under the terms of the SESP, in no event may the sum of the benefits payable under the SESP and the SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen as of December 31, 2009. The amounts included as of December 31, 2010 in the table reflect the reduction to the nominal credited amount that would be made to each named executive officer’s account in accordance with the foregoing plan provision. The amount of the credits to the named executive officers’ accounts under the Restoration Plan and the SESP for 2010 are also included in the “Summary Compensation Table” under “All Other Compensation.” We make no contributions to the DEC.

3.	Participants’ accounts under the Restoration Plan and the SESP are credited annually with interest based on the yield of the Barclays Capital Long Credit index, or a successor index. As the initial credits under these plans were made as of December 31, 2010, no interest accrued through that date. Amounts deferred under the DEC earn returns at a rate equal to the returns earned by several widely held third-party mutual funds, as elected by the participant. Earnings may increase or decrease depending on the performance of the elected investments. None of these plans provide for earnings at above-market or preferential rates.

Restoration Plan

Executive officers who participated in the SERP on December 31, 2009, the date it was frozen, became participants in the Restoration Plan on January 1, 2010. Participants in the Company 401(k) Plan receive an annual employer contribution in cash equal to 3% of their earnings, up to applicable limits under the Internal Revenue Code. Under the Restoration Plan, participants, including executive officers, are provided with that portion of the 3% basic contribution that cannot be provided under the Company 401(k) Plan as a result of Internal Revenue Code limits. Annually, participants’ accounts will be credited with interest based on the yield of the Barclays Capital Long Credit index, or a successor index. As the initial credits under these plans were made as of December 31, 2010, no interest accrued through that date.

Participants vest in their accounts pursuant to a five-year graded vesting schedule or, upon a change in control, death, disability, retirement or attainment of age 65 while employed, become 100% vested.

Upon termination of employment, participants will receive a lump sum payment of their account balances. Payments to “specified employees,” as defined under Section 409A of the Internal Revenue Code, will be delayed for six months following termination from employment.

Supplemental Executive Savings Plan

The named executive officers also participate in the SESP effective January 1, 2010. The SERP Committee may designate other executives as participants in the SESP.

Under the SESP a participant’s account will be credited each year with a “supplemental contribution” equal to: (i) 10% of his or her compensation for SERP participants on December 31, 2009; or (ii) 5% for those who were not SERP participants on December 31, 2009. Certain participants, including Mr. Follo, are eligible for a “transition credit” equal to 10% of their compensation. Compensation means a participant’s base salary, annual cash bonuses and sales commissions paid during the year, including amounts deferred under the DEC. Annually, participants’ accounts will be credited with interest based on the yield of the Barclays Capital Long Credit index, or a successor index. As the initial credits under these plans were made as of December 31, 2010, no interest accrued through that date.

In no event would the sum of the benefits payable under the SESP and the SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen. The value of the participant’s SESP account will be reduced as necessary to ensure that this limit is not exceeded.

Participants will vest in their benefit upon attaining age 55 and completing 10 years of service or upon a change in control.

Upon termination of employment, participants will receive a lump sum payment. Payments to “specified employees,” as defined under Section 409A of the Internal Revenue Code, will be delayed for six months following termination from employment.

Deferred Executive Compensation Plan

Certain of the named executive officers participate in the DEC.

Permitted Deferrals

Under the DEC, participants are currently allowed to defer up to:

♦	33% of their base salary,

♦	85% of their annual bonus,

♦	85% of their long-term performance awards, and

♦	85% of amount payable to them, if any, under our advertising and circulation sales incentive plan.

Also, any participant who is a “covered employee” as defined in Section 162(m) of the Internal Revenue Code may defer 100% of any bonus if the bonus would cause the participant’s compensation to exceed the deductible amount under Section 162(m) of the Internal Revenue Code.

Earnings on Deferrals

DEC deferrals are credited with earnings. Earnings are based on the rates of return earned by various well-known third-party mutual funds offered under the DEC from time to time, as determined by the ERISA Management Committee.

When a participant makes a deferral, the participant elects which of the available mutual funds will be used to measure earnings on the deferral. A participant can change his or her earnings election at any time through our third-party administrator. There are no restrictions on the frequency of changes, and any election changes are applied prospectively only. Currently, we offer participants the choice of ten investment funds to measure earnings under the DEC. For 2010, the rates of return for these funds ranged from 0.06% to 26.52%.

Distribution of Deferrals

When a participant elects to make a deferral, the participant must also elect the duration of the deferral period. The deferral period can be no less than two years and no more than 15 years. (A participant may subsequently elect to extend the deferral period for a minimum of five and a maximum of 15 additional years if he or she continues to be employed. A terminated participant may elect to extend the deferral period if he or she terminates employment on or after attaining age 55 and completing at least 10 years of service or incurs a total and permanent disability. In all cases, participants can extend the deferral period if requirements specified in the DEC are met.) At the same time, a participant must also elect the form in which the deferral will be paid. The choices are a single lump sum payment, five, 10 or 15 substantially equal annual installments, or a combination of a lump sum and annual installments. Regardless of any deferral and payment elections a participant has in effect, the executive’s entire DEC account balance will be paid to the participant in a single lump sum upon a change of control of the Company.

Potential Payments Upon Termination or Change in Control

We have no employment agreements with any of our named executive officers, and we have not agreed to any plans or arrangements that would entitle them to any benefit upon a change in control or upon resignation, severance, retirement or other termination that is not generally available to salaried employees, other than as described under “—Nonqualified Deferred Compensation.”

Certain elements of compensation are, however, treated differently upon various termination of employment scenarios, as described below. The following describes how elements of compensation are handled under these scenarios for the named executive officers, assuming termination as of the last day of the 2010 fiscal year.

♦	Base salary—Base salary is paid through the last day worked, regardless of reason for termination of employment.

♦

Annual and long-term performance awards—Eligible employees who work through the last day of the fiscal year are eligible for annual and long-term performance awards payable for that year, if terminated because of death, disability or retirement. Participants in ongoing long-term performance award cycles are generally entitled (if, as and when such long-term performance awards are paid to other participants) to a prorated portion of the payment if terminated because of death, disability or retirement.

♦	Stock options—Treatment depends on the reason for termination of employment.

—

Termination—All stock options that were not vested are forfeited effective upon the date of termination. Vested stock options that were not exercised prior to termination are exercisable up to one year, not to extend beyond the original expiration date.

—

Death, Disability or Retirement—Stock options granted in the year prior to termination that would be exercisable on the first anniversary of grant become immediately exercisable and remain so until the original expiration date. Options that would become exercisable more than one year from grant will generally become exercisable 30 days after death, disability or retirement (in the absence of action by the Compensation Committee of the Board of Directors of the Company) and remain so until the original expiration date. Options granted after 2010 (which are not reflected in the table) will generally become exercisable immediately upon death, disability or retirement.

♦	Restricted stock units—Treatment depends on the reason for termination of employment.

—	Termination—All restricted stock units that were not vested are forfeited effective upon the date of termination.

—	Death, Disability or Retirement—Restricted stock units immediately vest (subject to applicable tax regulations).

♦	Retirement benefits (Pension Plan and SERP)—Benefits will be paid out upon retirement as described above under “—Pension Benefits.”

♦

Nonqualified deferred compensation (Restoration Plan, SESP and DEC)—Upon termination of employment for any reason, participants in the Restoration Plan and the SESP (or their beneficiaries, in the event of death) receive a lump sum payment of their account balance, reduced, in the case of the SESP, so that the sum of the benefits payable under the SESP and the SERP do not exceed the value of the SERP benefit that would have been received had the SERP not been frozen as of December 31, 2009. Upon termination of employment for any reason other than death, a participant’s DEC account balance will be paid according to the deferral and payment elections then in effect. Upon death, the balance will be paid out to the participant’s beneficiary according to the deferral and payment elections then in effect. Upon a change in control of the Company, a participant’s entire DEC account balance will be paid to the participant in a single lump sum.

♦

Severance benefits—Pursuant to the Company’s severance plan for nonunion employees, each of the named executive officers would be entitled to certain severance pay and certain other benefits in the case of a termination of his or her employment by the Company generally in connection with a reduction in force. Payments are based on the employee’s length of service and base salary at the time of termination.

♦	Perquisites and other executive benefits—In most cases, participation ends on the last day worked, unless otherwise agreed by the Compensation Committee.

The following table and footnotes quantify the payments and benefits that each named executive officer would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 26, 2010, the last day of our 2010 fiscal year.

Payment Upon Termination or Change in Control Table

Name	Termination ($)	Resignation[1] ($)	Death, Disability or Retirement[2] ($)	Change in Control[3] ($)
Arthur Sulzberger, Jr.
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	4,492,200	4,492,200	0
Stock options	0	2,111,658	2,111,658	0
Restricted stock units	0	633,954	633,954	0
Present value of Pension Plan and SERP benefits[5]	0	11,871,201	11,871,201	0
Nonqualified deferred compensation	502,272	502,272	502,272	433,478
Severance benefits under Company’s Severance Pay Plan	1,087,000	0	0	0
Janet L. Robinson
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	4,324,375	4,324,375	0
Stock options	0	2,111,658	2,111,658	0
Restricted stock units	0	1,530,354	1,530,354	0
Present value of Pension Plan and SERP benefits[5]	0	10,864,104	10,864,104	0
Nonqualified deferred compensation	63,450	63,450	63,450	0
Severance benefits under Company’s Severance Pay Plan	1,000,000	0	0	0
Michael Golden
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	1,447,914	1,447,914	0
Stock options	0	485,679	485,679	0
Restricted stock units	0	162,398	162,398	0
Present value of Pension Plan and SERP benefits[5]	0	6,072,552	6,072,552	0
Nonqualified deferred compensation	3,216,421	3,216,421	3,216,421	3,188,125
Severance benefits under Company’s Severance Pay Plan	627,000	0	0	0
James M. Follo
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	0	1,171,208	0
Stock options	0	0	485,679	0
Restricted stock units	0	0	296,340	0
Present value of Pension Plan and SERP benefits[5]	0	0	0	0
Nonqualified deferred compensation	14,985	14,985	14,985	0
Severance benefits under Company’s Severance Pay Plan	58,152	0	0	0
Scott Heekin-Canedy
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	1,329,680	1,329,680	0
Stock options	0	527,915	527,915	0
Restricted stock units	0	361,598	361,598	0
Present value of Pension Plan and SERP benefits[5]	0	4,457,366	4,457,366	0
Nonqualified deferred compensation	266,947	266,947	266,947	138,045
Severance benefits under Company’s Severance Pay Plan	485,322	0	0	0

1.	Mr. Sulzberger, Jr., Ms. Robinson, Mr. Golden and Mr. Heekin-Canedy were eligible to retire early under the Company’s retirement plans as of December 26, 2010. Accordingly, payments to them upon any resignation would be the same as upon retirement as set forth under “Death, Disability or Retirement.”

2.	The amounts shown for stock options and restricted stock units represent the in-the-money value of unexercisable stock options, SARs and restricted stock units that would become exercisable and/or deliverable in shares or cash, upon retirement, death or disability of the named executive officer, based on the Company’s closing stock price on December 23, 2010 ($9.96), the last trading day of our 2010 fiscal year.

3.	The Company’s only applicable change in control provisions are in the DEC and the 2010 Incentive Plan. Under the DEC, generally, a change of control is deemed to occur if:

(i)	any person or group acquires Company stock that, together with stock they already hold, equals 50% or more of the fair market value of the Company’s outstanding common stock or that has the ability to elect 50% or more of the Company’s directors;

(ii)	a majority of the Company’s directors are replaced during any 12-month period by directors who were not endorsed by a majority of the existing directors; or

(iii)	any person or group acquires Company assets during any 12-month period that have a total fair market value equal to 40% or more of the total fair market value of all the Company’s assets immediately before the acquisition, except in certain limited circumstances described in the DEC.

Upon a change in control, the executive’s entire DEC account balance would be paid in a single lump sum.

No awards under the 2010 Incentive Plan were outstanding as of December 26, 2010. For future awards, under the 2010 Incentive Plan, upon a change in control, vesting of time-based awards will be accelerated to the extent that the awards are not assumed, substituted, or replaced by the Company’s successor, and if time-based awards are assumed, substituted, or replaced, their vesting will accelerate on a subsequent involuntary termination of employment, other than on account of death, disability, retirement, or willful and gross misconduct or willful failure to perform services, within 12 months following the change in control. For purposes of the 2010 Incentive Plan, a change in control will generally be deemed to occur:

(i)	if a person or group (other than descendants of Iphigene Ochs Sulzberger) obtains the right or ability to elect or designate for election a majority of the Company’s Board of Directors; or

(ii)	upon the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property, or any sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety; provided, however, that any such share exchange, consolidation or merger will not be a change in control if holders of the Company’s common stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

4.	The amounts shown include, for annual and long-term performance awards paid in February 2011, the actual amounts paid, and for long-term performance awards payable in future years, a prorated portion (through December 2010) of the target amounts. Actual payments of such ongoing long-term performance awards would be made at the end of the relevant performance period and would depend on the Company’s achievement of the applicable targets.

5.	The amounts shown represent the actuarial present value of the aggregate anticipated annual payments under the Pension Plan and the SERP payments assuming retirement at December 26, 2010, based on the following anticipated annual payments:

Arthur Sulzberger, Jr.	$926,244
Janet L. Robinson	837,069
Michael Golden	495,912
James M. Follo	0
Scott Heekin-Canedy	347,507

Although the total present value of retirement benefits is shown, lump sum payments are not permitted. The present values shown are less than those shown above under “—Pension Benefits” because this presentation assumes a December 26, 2010, retirement. All of the named executive officers, other than Mr. Follo, are eligible for early retirement with benefits at these levels.

Proposals Number 2 and 3—

Advisory Votes on Executive Compensation

General

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was signed into law by President Obama. The Act provides for a number of corporate governance and executive compensation reforms, including the requirement that U.S. public companies provide stockholders a non-binding advisory vote on the compensation of the company’s named executive officers (a “say-on-pay” vote). The say-on-pay vote must occur at least once every three years, and stockholders must also be given, at least once every six years, an advisory vote regarding whether future say-on-pay votes will occur every one, two or three years (a “frequency vote”). The initial say-on-pay and frequency votes must occur at a company’s first annual stockholder meeting taking place on or after January 21, 2011. Accordingly, these matters will be voted on at our 2011 Annual Meeting.

Under our Certificate of Incorporation, an advisory vote on compensation or on the frequency of such votes is not among the expressly enumerated items as to which the Class A stock has a vote. As a result, for the Company, the say-on-pay vote and the frequency vote are items reserved for a vote of the Class B stockholders.

Proposal Number 2— Say-on-Pay Vote

Executive compensation is an important matter for the Company. We structure compensation for our executive officers:

♦	to drive performance through the achievement of short-term and long-term objectives;

♦	to link our executives’ total compensation to the interest of our stockholders; and

♦	to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance.

We believe our compensation program, as currently structured and as implemented for 2010, is strongly aligned with the long-term interests of our stockholders. We urge you to read “Compensation of Executive Officers,” including the “Compensation Discussion and Analysis,” compensation tables and the narrative discussion, beginning on page 40 of this Proxy Statement, for details on our executive compensation.

Recommendation and Vote Required

The Board of Directors recommends that the Class B stockholders vote FOR the following resolution, which will be presented at the Annual Meeting.

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby approved.

As an advisory vote, the result is non-binding on the Company and the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required for approval of this advisory proposal. Accordingly, broker non-votes will have no effect on this proposal and abstentions will have the same effect as votes against this proposal.

Proposal Number 3—

Frequency of Future “Say-on-Pay” Votes

Pursuant to the Act, we are also asking our Class B stockholders to vote on whether future say-on-pay votes will occur every one, two or three years. In voting on this proposal, Class B stockholders will have four choices – recommending that say-on-pay votes occur every one, two or three years, or abstaining from voting on this proposal. As an advisory vote, this vote is also non-binding. However, as with the say-on-pay vote described above, the Board of Directors will consider the outcome of the vote when making a future decision as to the frequency of say-on-pay votes.

Recommendation and Vote Required

The Board of Directors recommends that the Class B stockholders vote on the following resolution, which will be presented at the Annual Meeting, for a recommendation that the say-on-pay vote occur EVERY YEAR:

RESOLVED, that the compensation paid to the Company’s named executive officers for the preceding year, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, be subject to an advisory vote of the Company’s Class B stockholders:

every year	every two years	every three years

Notwithstanding the Board’s recommendation, as noted above, Class B stockholders will have four choices on the frequency vote and, thus, may vote to recommend a say-on-pay vote every two or three years, or abstain from voting, in addition to voting in accordance with the recommendation of the Board.

Under the Company’s By-laws (and New York law), the affirmative vote of a majority of the shares represented at a meeting, in person or by proxy, and entitled to vote on a proposal is required to adopt the advisory proposal. Given the multiple voting choices available to Class B stockholders, it is possible that none of the alternatives of one, two or three years will receive a majority vote. It is unclear as to the exact legal effect of a frequency vote with such an outcome. Nevertheless, the Board of Directors considers this vote the equivalent of a poll of the Class B stockholders and will consider the number of votes each alternative receives when making future decisions as to the timing of say-on-pay votes. An abstention on this proposal will have the effect of increasing the possibility that no alternative receives a majority vote; a broker non-vote will have no such effect.

Proposal Number 4—

Selection of Auditors

The Audit Committee has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending December 25, 2011, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class.

We have been informed by Ernst & Young that their firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Ernst & Young will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee Charter, among other things, requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

Audit and Other Fees

The following table presents the aggregate fees incurred for audit and other services rendered by Ernst & Young during fiscal year 2010 and 2009:

Service Type	Fiscal 2010	Fiscal 2009
Audit Fees	$3,072,000	$3,092,000
Audit-Related Fees	1,000	1,000
Tax Fees	93,000	222,000
All Other Fees	95,000	—

Total Fees Billed	$3,261,000	$3,315,000

Audit Fees ($3,072,000; $3,092,000).    This category includes the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, consents related to documents filed with the SEC, work related to the issuance of comfort letters, and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

Audit-Related Fees ($1,000; $1,000).    Audit-related fees were due to a financial statement audit of an employee benefit plan.

Tax Fees ($93,000; $222,000).    This category includes the aggregate fees billed by Ernst & Young for tax services. Fees for assistance in the preparation of tax returns, claims for refunds and tax payment planning, including support during income tax audits or inquiries, were $21,000 in 2010 and $73,000 in 2009. The remaining $72,000 in 2010 and $149,000 in 2009 was for tax advice, planning and consulting.

All Other Fees ($95,000; —).    Other fees in 2010 were related to consulting services. No other fees were paid in 2009.

Recommendation and Vote Required

The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 25, 2011, is hereby ratified, confirmed and approved.

The affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class, is required for approval of this resolution. As a result, abstentions will have the same effect as a vote against the proposal.

Other Matters

Submission of Stockholder Proposals for 2012

Stockholders who intend to present proposals at the 2012 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 19, 2011. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2012 proxy materials.

Advance Notice

The Company’s By-laws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the Board or by any stockholder of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of Class A stock, complies with certain notice procedures. Any holder of Class A stock proposing to nominate an individual for election to the Board by the Class A holders or proposing business to be considered by the Class A holders at an annual meeting must give written notice and certain information to the Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. As a result, stockholders who intend to present proposals at the 2012 Annual Meeting under these provisions must give written notice to the Secretary, and otherwise comply with the By-law requirements, generally no earlier than December 29, 2011, and no later than January 28, 2012.

Certain Matters Relating to Proxy Materials

The Company may satisfy SEC rules regarding delivery of proxy materials by delivering a single copy of these materials to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. Under this procedure, the Company has delivered only one copy of the proxy statement and annual report, or individual Notices, in one envelope to multiple stockholders who hold their shares through a broker or bank and share an address and last name and who do not participate in electronic delivery of proxy materials, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and annual report or Notice in a separate envelope, as applicable, to a stockholder at a shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement, annual report or Notice in a separate envelope either now or in the future, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently receiving separate copies and wish to receive only one copy of future proxy statements, annual reports or individual Notices, in one envelope, for your household, please contact Broadridge at the above phone number or address.

By order of the Board of Directors

Diane Brayton

Secretary and Assistant General Counsel

New York, NY

March 18, 2011

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

620 EIGHTH AVENUE NEW YORK, NY 10018	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2011 (other than 401(k) plan participants). Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2011 (other than 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

401(K) PLAN PARTICIPANTS

All votes by participants in The New York Times Companies Supplemental Retirement and Investment Plan, the Mechanical Unions Savings Trust 401(k) Plan or the BNG/Boston Globe Savings 401(k) Plan submitted over the Internet, by phone or mail must be received by 11:59 p.m. Eastern Time on April 24, 2011.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Class A Nominees:
	01)	Raul E. Cesan
	02)	Ellen R. Marram
	03)	Thomas Middelhoff
	04)	Doreen A. Toben

The Board of Directors recommends you vote FOR the following proposal:									For	Against	Abstain

4.	Ratification of Ernst & Young LLP as Auditors								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No
IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

THE NEW YORK TIMES COMPANY

ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2011

10:00 A.M. Eastern Time

TheTimesCenter

242 WEST 41ST STREET

NEW YORK, NEW YORK 10018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 27, 2011:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com

THE NEW YORK TIMES COMPANY

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders on April 27, 2011

The undersigned hereby appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Diane Brayton, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS A COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 27, 2011, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of directors and FOR proposal 4. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

If the undersigned is a participant in The New York Times Companies Supplemental Retirement and Investment Plan, the Mechanical Unions Savings Trust 401(k) Plan or the BNG/Boston Globe Savings 401(k) Plan, this card will also be used to provide voting instructions to the trustee for any shares attributed to the undersigned’s account on the record date, as set forth in the Notice of Annual Meeting and Proxy Statement.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be dated and signed on reverse side

620 EIGHTH AVENUE NEW YORK, NY 10018	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2011. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors				☐	☐	☐
Class B Nominees:
	01)	Robert E. Denham	06)	Dawn G. Lepore
	02)	Lynn G. Dolnick	07)	David E. Liddle
	03)	Michael Golden	08)	Janet L. Robinson
	04)	Carolyn D. Greenspon	09)	Arthur Sulzberger, Jr.
	05)	James A. Kohlberg

The Board of Directors recommends you vote FOR the following proposal:										For	Against	Abstain

2.	Approval, on an advisory basis, of executive compensation									☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:									1 Year	2 Years	3 Years	Abstain

3.	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation								☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:										For	Against	Abstain

4.	Ratification of Ernst & Young LLP as Auditors									☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.							☐
Please indicate if you plan to attend this meeting.					☐	☐
					Yes	No
IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

THE NEW YORK TIMES COMPANY

ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2011

10:00 A.M. Eastern Time

TheTimesCenter

242 WEST 41ST STREET

NEW YORK, NEW YORK 10018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 27, 2011:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 27, 2011

The undersigned hereby appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Diane Brayton, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS B COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 27, 2011, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of directors, FOR proposal 2, ONE YEAR for proposal 3 and FOR Proposal 4. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be dated and signed on reverse side